U S WEST SAVINGS PLAN/ESOP



              As Amended and Restated Effective as of June 12, 1998
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                           U S WEST SAVINGS PLAN/ESOP
                                TABLE OF CONTENTS

                                                                            Page

PREAMBLE....................................................................  1

ARTICLE I     DEFINITIONS...................................................  2

ARTICLE II    PARTICIPATION................................................. 15

         2.1   - Eligibility Requirements................................... 15
         2.2   - Participation.............................................. 16
         2.3   - Reemployment............................................... 16
         2.4   - Designation of Beneficiary................................. 17
         2.5   - Investment Funds........................................... 17
         2.6   - Requirements for Participant Elections..................... 19

ARTICLE III   CONTRIBUTIONS................................................. 20

         3.1   - Contributions by Participants.............................. 20
         3.2   - Before-Tax Contributions................................... 20
         3.3   - After-Tax Contributions  .................................. 21
         3.4   - Employer Matching Contributions............................ 22
         3.5   - Rollover Contributions..................................... 24
         3.6   - Section 402(g) Limit on Before-Tax Contributions........... 25
         3.7   - Section 401(k) Limitations on Before-Tax Contributions..... 25
         3.8   - Section 401(m) Limitations on After-Tax Contributions...... 28
         3.8A  - Section 401(m) Limitations on Employer Matching
                 Contributions.............................................. 30
         3.9   - Discretionary Company Contributions........................ 32
         3.10  - Limits on Employer and Before-Tax Contributions............ 32
         3.11  - Allocation of Certain Forfeitures.......................... 32
         3.12  - Valuation of Accounts...................................... 33
         3.13  - Minimum Employer Contribution.............................. 34

ARTICLE IIIA  ESOP PROVISIONS............................................... 36

         3A.1  - ESOP Portion of the Plan................................... 36
         3A.2  - Participating Company Contributions........................ 37
         3A.3  - Investment of Participating Company Contributions.......... 37
         3A.4  - Investment of ESOP Accounts................................ 37
         3A.5  - Acquisition Loans.......................................... 37
         3A.6  - Allocations to ESOP Accounts............................... 39
         3A.7  - Distribution of Dividends.................................. 39

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         3A.8  - Provision for Allocation of ESOP Shares in Connection with
                 Change in Control.......................................... 39
         3A.9  - ESOP Diversification....................................... 41

ARTICLE IV    LIMITATION ON ANNUAL ADDITIONS................................ 42

ARTICLE V     VESTING....................................................... 43

         5.1   - Fully Vested Accounts...................................... 43
         5.2   - ESOP Account............................................... 43

ARTICLE VI    DISTRIBUTIONS................................................. 45

         6.1   - Distribution of Benefits after Termination of Employment... 45
         6.2   - Distribution While a Participant is an Employee............ 48
         6.3   - Distributions to Beneficiary(ies).......................... 51
         6.4   - Distributions to Alternate Payees.......................... 52
         6.5   - Inability to Locate Participant; Forfeitures of Small
                 Amounts.................................................... 52
         6.6   - Direct Rollovers........................................... 53
         6.7   - Timing Distributions and Withdrawals....................... 53
         6.8   - Return of Basis............................................ 53

ARTICLE VII   NAMED FIDUCIARIES - ALLOCATION OF
              RESPONSIBILITIES.............................................. 53

         7.1   - No Joint Fiduciary Responsibilities........................ 53
         7.2   - The Participating Companies................................ 54
         7.3   - U S WEST................................................... 54
         7.4   - The Committee.............................................. 54
         7.5   - The Investment Committee................................... 54
         7.6   - Delegation................................................. 55
         7.7   - The Trustee................................................ 55
         7.8   - Allocation of Fiduciary Responsibilities................... 55
         7.9   - Organization of the Committee.............................. 56
         7.10  - Agent for Process.......................................... 57
         7.11  - Claims Procedure........................................... 57

ARTICLE VIII  TRUST AGREEMENT - INVESTMENTS................................. 58

         8.1   - Trust Agreement............................................ 58
         8.2   - Expenses of Trust.......................................... 58

ARTICLE IX    PARTICIPATING COMPANIES....................................... 58

         9.1   - Adoption of Plan........................................... 58

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         9.2   - Agency of U S WEST......................................... 58
         9.3   - Disaffiliation and Withdrawal From Plan.................... 59

ARTICLE X     AMENDMENT AND TERMINATION..................................... 59

         10.1  - Amendments................................................. 59
         10.2  - Discontinuance or Termination of Plan...................... 60
         10.3  - Failure to Contribute ..................................... 60
         10.4  - Plan Merger or Consolidation; Transfer of Plan Assets...... 60

ARTICLE XI    MISCELLANEOUS................................................. 61

         11.1  - Contributions Not Recoverable.............................. 61
         11.2  - Limitation on Participant's Rights......................... 61
         11.3  - Receipt or Release......................................... 61
         11.4  - Alienation................................................. 61
         11.5  - Military Service........................................... 62
         11.6  - Governing Law.............................................. 62
         11.7  - Headings, etc. Not Part of Plan............................ 62
         11.8  - Masculine Gender Includes Feminine and Neuter.............. 62
         11.9  - Instruments in Counterparts................................ 63
         11.10 - Loans to Account Owners.................................... 63
         11.11 - Top-Heavy Plan Requirements................................ 65
         11.12 - Voting Rights.............................................. 65
         11.13 - Payments Due Minors or Incapacitated Persons............... 66

APPENDIX A    TOP-HEAVY PROVISIONS

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                           U S WEST SAVINGS PLAN/ESOP


                                    PREAMBLE

         U S WEST, Inc., a Delaware corporation ("U S WEST"), established the U S WEST Savings and Security Plan/ESOP, effective January 1, 1984 (the "Plan"). The Plan has subsequently been amended, been merged with the U S WEST Savings Plan/ESOP for Salaried Employees, and been renamed the U S WEST Savings Plan/ESOP. The Plan's most recent favorable determination letter is dated March 6, 1997.

         This Plan document is effective as of the Separation Time (as defined herein, generally June 12, 1998), which is the date that the communications group and the media group separated into two public companies.

         The Plan and Trust are intended to comply with the provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended.

         Each Appendix is a part of this Plan. It is intended that an Appendix will be used to address any special situations that affect the Plan.

         The Plan has several purposes. The purposes of the Savings Plan portion of the Plan, which is a profit-sharing plan, are to provide a convenient way for Management and Occupational employees to save on a regular and a long-term basis and to encourage such employees to make and continue careers with U S WEST and its subsidiaries. The purposes of the employee stock ownership plan portion of the Plan, which is a stock bonus plan, are to provide eligible employees with an opportunity to acquire and hold for long-term investment an ownership interest in U S WEST, and to provide such employees with a voice in major decisions affecting U S WEST and an opportunity to share in the fortunes of U S WEST. More than half of the assets in the employee stock ownership plan portion of the Plan shall be invested in U S WEST Shares at all times.

         In order to accomplish these purposes, the Company herein established this Plan to provide incentives and security for its employees and their beneficiaries. Except as provided by applicable law, the Trust created pursuant to this Plan (incorporated herein by this reference) and its assets shall not be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries.

         This Plan is intended to be a profit sharing plan and employee stock ownership plan. Contributions may be made to this Plan without regard to the current or accumulated profits of the Company.

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                                    ARTICLE I

                                   DEFINITIONS

         Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

         1.1 "Account" or "Accounts" shall mean Savings Accounts and ESOP Accounts.

         1.2 "Account Owner" shall mean a Participant who has an Account balance, an Alternate Payee who has an Account balance or a Beneficiary who has obtained an interest in the Account of the previous Account Owner because of the previous Account Owner's death.

         1.3 "Acquisition Loan" shall mean a loan or other extension of credit used by the Trustee to finance the acquisition of U S WEST Shares, or to repay and refinance, to the extent permitted by law, a prior Acquisition Loan.

         1.4 "After-Tax Account" shall mean the Account that is credited with After-Tax Contributions to the Plan in accordance with Section 3.3, together with the investment earnings (or losses) thereon. The After-Tax Account has separate subaccounts for matched and unmatched After-Tax Contributions, as well as for pre-87 and post-86 After-Tax Contributions.

         1.5 "After-Tax Contributions" shall mean an amount that a Participant elects to have deducted from his salary or wages and contributed to the Participant's After-Tax Account, after income taxes have been withheld on such amounts. After-Tax Contributions shall be made by payroll deduction in accordance with the Participant's election.

         1.6 "Alternate Payee" shall mean a Participant's spouse, former spouse, child, or other dependent who is recognized by a QDRO as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

         1.7 "Annual Additions" shall mean the sum credited to a Participant's Accounts for any Plan Year of (a) Participating Company contributions, (b) voluntary contributions, (c) forfeitures, (d) amounts credited to an individual medical account, as defined in section 415(l)(2) of the Code which is part of a Defined Benefit Plan maintained by the Company or a Related Company, and (e) amounts attributable to post-retirement medical benefits allocated to the separate account required with respect to a Key Employee (as defined in Section A.2(e) of Appendix A to the Plan) under a welfare benefit plan (as defined in section 419(e) of the Code) maintained by the Company or a Related Company. Participating Company contributions applied to the payment of interest on an Acquisition Loan and forfeitures of U S WEST Shares purchased with the proceeds of an Acquisition Loan shall be excluded from a Participant's Annual Addition for a Plan Year if no more than one-third of the Participating Company contribution deductible under section 404(a)(9) of the Code for that Plan Year is allocated to the Accounts of Highly Compensated Employees. The reinstatement of the forfeited benefit of a missing Account Owner pursuant to Section 6.5 is not an Annual Addition nor are rollovers, loan repayments, repayments of forfeitures for rehired Participants as described in Code section 411(a)(7)(B) and 411(a)(3)(D), or direct transfers from one qualified plan to this Plan.

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         1.8      "AT&T" shall mean the American Telephone and Telegraph
Company.

         1.9 "Before-Tax Account" shall mean the Account that is credited with Before-Tax Contributions as well as any Participating Company contribution made to correct a failed ADP or ACP test pursuant to Sections 3.7(d)(iii) or 3.8(d)(ii), together with any investment earnings (or losses) thereon. The Before-Tax Account has separate subaccounts for matched and unmatched Before-Tax Contributions.

         1.10 "Before-Tax Contributions" shall mean an amount contributed to this Plan by a Participating Company in lieu of being paid to a Participant as salary or wages. Before-Tax Contributions shall be made under salary reduction arrangements elected by the Participant with respect to salary or wages not yet paid or otherwise available to the Participant as of the date of the Participant's election.

         1.11 "Beneficiary" or "Beneficiaries" shall mean the person or persons or legal entities designated in accordance with the provisions of
Section 2.4.

         1.12     "Board of Directors" shall mean the Board of Directors of U S
WEST.

         1.13 "Break in Employment" shall mean any termination of employment with the Company and all Related Companies by reason of resignation, discharge, retirement, disability or death. If a Participant is laid off or if a Participant's disability benefits expire at a time when he is neither an Employee in active service nor on leave of absence, then the Participant shall be deemed to have had a Break in Employment at such time. A transfer by a Participant between Related Companies or between the Company and a Related Company shall not result in a Break in Employment.

         1.14 "Claims Administrator" shall mean the Manager-Savings Plan or his delegate who shall have authority to grant or deny claims for benefits under the Plan for all Participating Companies.

         1.15 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.16 "Combined Shares Fund" shall mean a fund, maintained only in the ESOP, consisting primarily of U S WEST Shares and MediaOne Group, Inc. common stock, which shall be actively managed by an independent Investment Manager. Subject to the Employee Matters Agreement, all MediaOne Group, Inc. common stock held in the Combined Shares Fund shall be sold or otherwise disposed of prior to June 30, 2000, at which time the U S WEST Shares held in the Combined Shares Fund shall be transferred to the U S WEST Shares Fund and the Combined Shares Fund will cease to exist.

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         1.17     "Committee" shall mean the Employee Benefits Committee
referred to in Section 7.4.

         1.18 "Company" shall mean U S WEST, Inc., a Delaware corporation, any successor company and any adopting subsidiary approved by U S WEST, Inc., or its successor.

         1.19 "Company Discretionary Contribution" shall mean an amount contributed to this Plan by a Participating Company in accordance with Section 3.9.

         1.20 "Company Discretionary Contribution Account" shall mean the Account that is credited with Company Discretionary Contributions to the Plan in accordance with Section 3.9, together with the investment earnings (or losses) thereon.

         1.21 "Compensation" shall mean the wages, within the meaning of Code section 3401(a), which are paid by the Company or a Related Company to or for an Employee (including amounts paid to the Employee under the Management Separation Plan), all other compensatory payments to an Employee by the Company or a Related Company (in the course of its trade or business) for which the Company or a Related Company is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3) and 6052, and any amounts excluded from the Employee's income under Code section 125 or 402(e)(3). Compensation shall be limited as required by Code section 401(a)(17).

         1.22 "Defined Benefit Plan" shall mean a plan described in section 414(j) of the Code.

         1.23 "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan Year) of the Participant under all Defined Benefit Plans maintained by the Company or a Related Company, and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for the Plan Year, or (b) the product of 1.4 multiplied by the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.

         1.24     "Defined Contribution Plan" shall mean a plan described in section 414(i) of the Code.

         1.25 "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the sum of the annual additions to a Participant's accounts under all Defined Contribution Plans maintained by the Company or a Related Company, and the denominator of which is the sum of the lesser of (a) or
(b) for such Plan Year and for each prior Plan Year of service with one or more Related Companies, where (a) is the product of 1.25 multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to section 415(c)(6) of the Code), and (b) is the product of 1.4 multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code (or section 415(c)(7) of the Code, if applicable) with respect to the Participant for the Plan Year. Solely for purposes of this definition, contributions made directly by an Employee to a Defined Benefit Plan which maintains a qualified cost-of-living arrangement as

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such term is defined in section 415(k)(2) shall be treated as Annual Additions.
Notwithstanding the foregoing, the numerator of the Defined Contribution Plan Fraction shall be adjusted pursuant to Treasury Regulations 1.415-7(d)(1), Questions T-6 and T-7 of Internal Revenue Service Notice 83-10, and Questions Q-3 and Q-14 of Internal Revenue Service Notice 87-21.

         1.26 "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         1.27 "Distributee" includes an Employee, a former Employee, the surviving spouse of an Employee or former Employee, and an Alternate Payee who is the Employee's or former Employee's spouse or former spouse.

         1.28     "Eligible Employee" shall mean:

                  (a) General. An Eligible Employee shall mean an Employee of a Participating Company who is: (i) a regular or regular-term Employee in active service (on a full-time or part-time basis); (ii) a regular flexible Employee; or (iii) a person classified as a temporary or incidental Employee or an intern.

                  (b) Exclusions. An Eligible Employee shall not include any Employee of a Non-Participating Company. Anyone classified as an "occasional employee" or "ETC Employee" shall not be an Eligible Employee. An Eligible Employee shall not include any Leased Employees or any individuals who would be Leased Employees but for their length of service with the Company and Related Companies. An Eligible Employee shall not include any individual who enters into an agreement with the Company stating that he is not to participate in the Plan.

                  (c) Non-resident Aliens. Any non-resident alien who either (i) receives from the Company or a Related Company no earned income (within the meaning of Code section 911(d)(2)) that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) or (ii) receives from a Company or a Related Company earned income that constitutes income from sources within the United States, but such income is exempt from United States income tax by an income tax treaty or convention, shall not be an Eligible Employee.

         1.29 "Eligible Retirement Plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution for the Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         1.30 "Eligible Rollover Distribution" shall mean any distribution or withdrawal other than (a) installment payments in a series of substantially equal payments made at least annually and (i) made over the life (or life expectancy) of the Distributee or (ii) made over a specified period of 10 or more years; (b) any distribution to the extent it is required under Code section

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401(a)(9); (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (d) a distribution to satisfy the limits of Code section 415 or 402(g); (e) a distribution to satisfy the ADP, ACP, or multiple use tests; (f) distributions under Section 3A.7 of dividends on employer securities; (g) effective January 1, 2000, a hardship distribution under Section 6.2 to an Employee under age 59 1/2; and (h) any other actual or deemed distribution that the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution.

         1.31     "Employee"

                  (a) General. "Employee" shall mean any individual employed as a common law employee by any Participating or Non-Participating Company on a full-time or part-time basis who receives Compensation other than a pension, retainer, or fee under contract.

                  (b) Exclusions. An individual shall not be an Employee if he meets any of the following: (i) the individual was performing services for the Company or any Related Company under an agreement, contract, or any other arrangement pursuant to which the individual is characterized or classified by the employing company as an independent contractor (or an employee of an independent contractor); (ii) the individual's payments for services for the Company or any Related Company have not been initially treated by the employing company as subject to wage withholding under the Code and applicable state law;
(iii) any individual who was not initially classified by the Company or Related Company as a common law employee of the employing company; (iv) any individual who was initially classified as a Leased Employee; or (v) any other individual who was leased by the Company or a Related Company from an entity that is the individual's employer of record. Notwithstanding paragraph (a) above, if the Company or Related Company determines or agrees that the classification or treatment was incorrect and that the individual was or is in fact a common law employee, such an individual shall not be an Employee (or an Eligible Employee or Participant) either retroactively or prospectively; however, if the Company or Related Company informs the individual in writing that he is an Employee for purposes of the Plan, he shall be an Employee with respect to service after the date specified in such writing. Notwithstanding the foregoing, if an individual files a claim with the Committee in accordance with Section 7.11 within 60 days of such initial classification, and the Committee determines that such classification is incorrect, the determination by the Committee shall be given retroactive effect.

                  (c) Statutory Additions. Leased Employees will be treated as Employees for the purposes of (i) counting service for eligibility and vesting, (ii) determining the Leased Employee's compensation, (iii) satisfying the limit on Annual Additions in Article IV, and (iv) determining if the Plan is top-heavy, unless Leased Employees constitute less than 20% of the Participating Companies' non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), in which case only those Leased Employees who are not covered by a plan described in Code section 414(n)(5)(B) are treated as Employees. In addition, any individual described in subsection (b) who is actually a common-law employee of the Company or a Related Company will be treated as an Employee solely for the purpose of counting service for eligibility and vesting.

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                  (d)      Example. By way of example, assume a technician is
leased from an entity (or hired as an independent contractor) on May 1, 1998. The Company later determines or agrees that the individual has in fact always been a common law employee and reclassifies him as such (including subjecting him to wage withholding) on June 1, 2000; however, he continues as a technician. Solely for purposes of the requirements described in (c)(i) through (c)(iv), this individual will be treated as an Employee on and after May 1, 1998. However, the individual shall not be a Employee (or an Eligible Employee or Participant) for any other purpose with respect to employment either prior or subsequent to June 1, 2000, even though other technicians of the Company are treated as Employees. The individual shall not become an Employee (or Eligible Employee or Participant) unless and until the Company informs the individual in writing that he is an Employee for purposes of the Plan.

         1.32 "Employee Matters Agreement" shall mean the Employee Matters Agreement executed by Old U S WEST and USW-C, Inc. (now known as U S WEST, Inc. or the Company) in connection with the corporate split-off of USW-C, Inc.

         1.33 "Employer Group" shall mean the Company and all Related Companies. The Employer Group also includes an Interchange Company if the Interchange Agreement provides that the Plan shall recognize the Employee's service with the Interchange Company. The Employer Group also includes a Portability Company if the Portability Agreement provides that the Plan shall recognize the Employee's service with the Portability Company

         1.34 "Employer Matching Contribution" shall mean an amount contributed to this Plan by a Participating Company in accordance with Section 3.4.

         1.35 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         1.36 "ESOP" shall mean the employee stock ownership plan portion of the Plan.

         1.37 "ESOP Account" shall mean the Account that is credited with payments to the ESOP by a Participating Company in accordance with Sections 3.4 and 3.9, together with the investment earnings (or losses) thereon. The ESOP Account shall be comprised of subaccounts entitled the Matching Contribution Account, the Company Discretionary Contribution Account, and the Pre-85 Matching Account.

         1.38 "Fiduciary" shall mean anyone described in section 3(21) of ERISA who is associated in any manner with the control, management, operation, and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term "Named Fiduciary" with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.

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         1.39     "Financed Shares" shall mean U S WEST Shares acquired by the
Plan with the proceeds of an Acquisition Loan.

         1.40 "Global Assets Fund" shall mean a fund to be invested in a broad range of securities of U.S. and non-U.S. issuers. U.S. equity investments will include large, intermediate and small capitalization companies. The equity securities in the non-U.S. component will typically include shares of larger capitalization companies of the major developed nations. The fund will also invest in debt securities of U.S. and non-U.S. issuers, including governments as well as corporations as may be purchased by the Trustee in its discretion (or in the discretion of an Investment Manager appointed by U S WEST, subject, in either case, to any general investment guidelines that may be adopted by U S
WEST), and shall also include short-term obligations of the United States Government and other investments of a short-term nature, including commercial paper, purchased pending the selection and purchase of other investments of the type described in this paragraph and, pending such selection and purchase, may also include bank deposits bearing reasonable interest rates, including deposits with a Fiduciary of the Plan. The non-U.S. fixed income component will typically invest in government issuers. U.S. securities will reflect a broad range of investment maturities, qualities and sectors.

         1.41 "Highly Compensated Employee" shall mean, with respect to a determination year, any Employee who: (a) at any time during the determination year or the look-back year was a 5% owner of the Company; or (b) received Compensation from the Company or any Related Company in excess of $80,000 (as adjusted pursuant to section 415(d) of the Code) during the "look-back year" and was a member of the "top-paid group" for such year. The "determination year" shall be the Plan Year for which compliance is being tested, and the "look-back year" shall be the 12-month period immediately preceding the determination year. The "top-paid group" for a look-back year shall consist of the top 20% of Employees ranked on the basis of Compensation received during the year excluding Employees described in sections 414(q)(5) and 414(q)(8) of the Code and Treasury Regulations thereunder.

         1.42     "IMC" shall mean the U S WEST Investment Management Company.

         1.43 "Interchange Agreement" shall mean the agreement made between Old U S WEST, AT&T and one or more other companies in connection with the reorganization of AT&T and its subsidiaries on January 1, 1984, which agreement provides for the portability of benefits with respect to certain Employees who are employed by a Participating Company and were previously employed by an Interchange Company, or who are employed by an Interchange Company and were previously employed by a Participating Company. An Interchange Agreement shall be applicable for an interchange period, which shall be such period of time as is specified in the Interchange Agreement.

         1.44 "Interchange Company" shall mean a company, other than a Participating Company which is a party to the Interchange Agreement, and any subsidiary or affiliate of such company identified in the Interchange Agreement, but only so long as the Interchange Agreement is in full force and effect. Notwithstanding any other provision of the Plan, any reference to a person employed by an Interchange Company (or any similar reference) shall be limited to employees covered by the Interchange Agreement.

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         1.45     "Interest Income Fund" shall mean a fund to be invested in a diversified portfolio consisting of fixed income investments and agreements in support of capital preservation and liquidity. The fixed income investments will, in each case, represent an issuer's promise to repay principal plus a rate of interest, and may include, but are not limited to, group annuity contracts with life insurance companies, deposit agreements with banks, obligations of the United States Government or its agencies, asset-backed securities and other high quality fixed income securities. The fund will be managed to provide a stable rate of return consistent with the preservation of principal. As in all investments, there is some risk of loss.

         1.46 "International Stock Fund" shall mean a fund that invests chiefly in common stocks issued by non-U.S. companies and securities of companies whose principal markets are outside the U.S. at the discretion of the Trustee (or in the discretion of an Investment Manager, subject, in either case, to any general investment guidelines that may be adopted by U S WEST). However, the fund may invest in short-term and long-term debt securities or preferred stocks when market and economic conditions warrant. Since the fund can invest in non-dollar denominated securities, it may hedge against possible variations in exchange rates between currencies by purchasing or selling currency futures.

         1.47 "Investment Committee" shall mean the Plan Investment Committee referred to in Section 7.5.

         1.48 "Investment Fund" shall mean one of the funds established by IMC for the investment of the assets of the Plan pursuant to Section 2.5.

         1.49 "Investment Manager" shall mean a Fiduciary designated by IMC under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets: (a) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in that Act; or (iii) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (b) who has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

         1.50 "Leased Employee" shall mean any leased employee, within the meaning of Code section 414(n), of the Company or a Related Company.

         1.51 "Management Employee" shall mean an Employee of a Participating Company whose pay is at a monthly or annual rate and whose position is not subject to automatic wage progression.

         1.52 "Matching Contribution Account" shall mean the Account that is credited with payments to the ESOP by a Participating Company in accordance with
Section 3.4, together with the investment earnings (or losses) thereon. The Matching Contribution Account may contain separate subaccounts for any reason, such as for amounts contributed to the PAYSOP, for allocations of U S WEST Shares acquired by an Acquisition Loan, and for allocations of U S WEST Shares not acquired by an Acquisition Loan.

         1.53 "Matching Formula" shall mean the formula under which allocations are made to the respective Matching Contribution Accounts of Participants set forth in Section 3.4(b) and (c).

         1.54 "MediaOne Group Shares Fund" shall mean a fund invested in MediaOne Group, Inc. common stock (which prior to the Separation Time was U S WEST Media Group stock).

         1.55 "Media Participants" shall mean Media Employees and Terminated Media Employees, as such terms are defined in the Employee Matters Agreement.

         1.56 "Minimum Employer Contribution" shall mean contributions made by a Participating Company in accordance with the provisions of Section 3.13.

         1.57 "Non-Participating Company" shall mean any Related Company that is not a Participating Company.

         1.58 "Normal Retirement Age" shall mean a Participant's 65th birthday.

         1.59 "Occupational Employee" shall mean an Employee of a Participating Company who is not a Management Employee.

         1.60 "Old U S WEST" shall mean U S WEST, Inc., a Delaware corporation, prior to the Separation Time. Effective at the Separation Time, U S WEST, Inc. was renamed MediaOne Group, Inc. On or after the Separation Time, MediaOne Group, Inc. (and the corporations that are its subsidiaries) shall not be Participating Companies or Non-Participating Companies.

         1.61 "Participating Company" shall mean the Company and any Related Company that, in accordance with Article IX, participates in the Plan. A Related Company that becomes a Participating Company agrees to be bound by any Plan amendment. If a Participating Company ceases to be a Related Company, except by merger with the Company or another Related Company, the employment of each Employee of the Participating Company shall be deemed to have terminated for purposes of this Plan, except to any extent any such individual is required by law to continue to be treated under the Plan as an Employee of a Participating Company.

         1.62 "Participant" shall mean an Employee or former Employee who has an Account balance in this Plan.

         1.63 "Personal Choice Retirement Account" or "PCRA" shall mean an investment alternative in which, a Participant or Alternate Payee may direct the investment among designated mutual funds, common stocks and bonds and other fixed-income investments.

         1.64 "Plan" shall mean the U S WEST Savings Plan/ESOP set forth herein, now in effect or hereafter amended.

         1.65     "Plan Administrator" shall mean the Committee.

         1.66 "Plan Year" shall mean the 12 consecutive-month period ending on December 31. The Plan Year shall be the limitation year for purposes of section 415 of the Code.

         1.67 "Portability Agreement" shall mean the agreement made effective January 1, 1985 between Old U S WEST, and one or more other companies to implement certain mandatory portability legislation passed by Congress, which agreement provides for the portability of benefits with respect to certain Employees who are employed by certain Participating Companies and were previously employed by a Portability Company, or who are employed by a Portability Company and were previously employed by certain Participating Companies.

         1.68 "Portability Company" shall mean a company other than a Participating Company which is party to the Portability Agreement and any subsidiary or affiliate of any such company identified as an interchange company in the Portability Agreement. Notwithstanding any other provisions of the Plan, any reference to a person employed by a Portability Company (or any similar reference) shall be limited to "covered employees" as defined in the Portability Agreement.

         1.69 "Pre-85 Matching Account" shall mean the subaccount in the ESOP Account that was credited with the match for management employees before 1985, together with the investment earnings (or losses) thereon.

         1.70 "Qualified Domestic Relations Order" ("QDRO") shall mean a domestic relations order which meets the requirements for assignment of retirement benefits under section 206(d) of ERISA and section 414(p) of the Code.

         1.71 "Related Company" shall mean (a) each corporation which is a member of a controlled group of corporations (within the meaning of section 1563(a) of the Code, determined without regard to section 1563(a)(4) and
(e)(3)(C) thereof) of which the Company is a component member, (b) each entity (whether or not incorporated) which is under common control with the Company, as such common control is defined in section 414(c) of the Code, (c) any organization which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) of which the Company or a Related Company is a member, and (d) any organization which is required by regulations issued under section 414(o) of the Code to be treated as a Related Company. For the purposes of Article IV of this Plan the phrase "more than 50%" shall be substituted for the phrase "at least 80%" each place it appears in section 1563(a)(1) of the Code. The term "Related Company" shall also include each predecessor employer to the extent required by section 414(a) of the Code.

         1.72 "Rollover Account" shall mean the Account that is credited with the amount, if any, received by the Plan in accordance with Section 3.5 as a rollover contribution, together with the investment earnings (or losses) thereon.

         1.73 "Savings Account" shall mean the Account in the Savings Plan that is credited with Before-Tax Contributions, After-Tax Contributions, and rollover contributions (described in Section 3.5), together with the investment earnings (or losses) thereon. The Savings Account shall be comprised of subaccounts entitled the Before-Tax Account, the After-Tax Account, and the Rollover Account, each of which may in turn have subaccounts.

         1.74 "Savings Plan" shall mean the savings plan portion of the Plan.

         1.75 "Savings Plan Eligible Earnings" shall mean the remuneration that is used to determine the benefits in this Plan.

                  (a) Included Items. Savings Plan Eligible Earnings shall include:

                           (i)    basic salary rate for Management Employees or
base pay for Occupational Employees (including any elective salary deferrals that excluded from federal taxable income pursuant to Code sections 402(e)(3) or
125),

                           (ii)   annual lump sum merit awards (or a pro rata
portion thereof paid to Employees terminating employment under the Management Separation Plan),

                           (iii)  awards under short-term incentive plans for
senior management,

                           (iv)   merit awards for performance on specific job
projects;

                           (v)    annual lump sum team incentives and gain share
awards,

                           (vi)   retroactive wage increases,

                           (vii)  incentive compensation including marketing and
team incentive compensation, as determined from payroll records,

                           (viii) pay in lieu of unused vacation, but only for
Employees terminating under the Management Separation Plan,

                           (ix)   the 60-day transition pay for participants in
the Management Separation Plan,

                           (x)    short-term disability benefits paid to an
Eligible Employee under the U S WEST Disability Plan or under the terms of a Participating Company's predecessor Sickness and Accident Disability Benefit Plan received by a Participant who is absent on account of disability;

                           (xi)   effective January 1, 1997, all amounts
received by a Participant who is on a leave of absence, including a military or political leave of absence, approved by the Participating Company with which the Participant is employed,

                           (xii)  commissions,

                           (xiii) for an Occupational Employee only, imputed
base pay for non-paid union time solely related to U S WEST business, and any other payments similar in nature bargained for by the Employee's collective bargaining representative, and

                           (xiv)  lump sum or biweekly payments under the
Reassignment Pay Protection Allowance.

                  (b) Excluded Items. Savings Plan Eligible Earnings shall not include:

                           (i)    overtime,

                           (ii)   shift differentials,

                           (iii)  personal vehicle reimbursements,

                           (iv)   awards under any senior management long term
incentive plans,

                           (v)    compensation received from a non-qualified
deferred compensation plan,

                           (vi)   other premium pay including awards associated
with any type of Employee suggestion plan or special community service project,

                           (vii)  payments received from redeployment or
severance plans,

                           (viii) differentials based on geographic location,

                           (ix)   pay in lieu of unused vacation (except as
expressly included above),

                           (x)    workers' compensation payments,

                           (xi)   foreign service premiums, differentials, or
housing allowances.

                  (c) Limits. Savings Plan Eligible Earnings in any Plan Year shall not exceed the limit under Code section 401(a)(17) for that Plan Year, for the purpose of determining the maximum match or the maximum amount of After-Tax or Before-Tax Contributions that a Participant can make. A Participant may only elect to make Before-Tax and After-Tax Contributions from his first $150,000 (or whatever the Code section 401(a)(17) limit is for the Plan Year) of Savings Plan Eligible Earnings for the Plan Year that he receives while eligible to make Before-Tax and After-Tax Contributions.

                  (d)      Time Period for Measuring Savings Plan Eligible
Earnings.

                           (i)    General. Savings Plan Eligible Earnings shall
only include amounts paid to an Eligible Employee, except as provided in paragraph (ii) below. Savings Plan Eligible Earnings shall only include amounts paid after the Employee has satisfied the participation requirements described in Article II, and for purposes of calculating the match, shall only include amounts paid after the Employee has become eligible to receive a match.

                           (ii)   Trailing Pay. Savings Plan Eligible Earnings
shall also include amounts that are paid in the month in which the Eligible Employee terminates employment with the Company and Related Companies or in any of the following three months.

         1.76 "Separation Time" shall be defined in accordance with the Employee Matters Agreement, generally June 12, 1998.

         1.77 "Service" shall generally mean the duration of an Employee's employment with the Employer Group. Sections 5.2(b) and 5.2(c) contain special rules for calculating Service for vesting purposes. Service includes all time that was recognized as Service before the Separation Time under the prior terms of the Plan. After the Separation Time, the following additional periods are included in Service (but not double-counting any Service).

                  (a) Service includes the period commencing on the day the Employee first performs an hour of work for the Employer Group (upon rehire or initial hire) and ending on the Employee's Severance Date.

                  (b) Service includes service in the Armed Forces of the United States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights from the Employer Group pursuant to applicable federal law, provided the Employee returns to work within the time period specified in such law.

                  (c) Service includes any period between an Employee's Severance Date and the date he subsequently performs an hour of work for the Employer Group upon rehire, but only if such period is less than twelve months long.

         1.78 "Severance Date" shall mean the date on which an Employee resigns, retires, is discharged, or dies, or, if earlier, the first anniversary of the first day the Employee is absent from service (with or without pay) with the Employer Group for any reason other than resignation, retirement, or discharge (such as vacation, holiday, sickness, leave of absence or layoff). However, if the Employee is absent from service (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement, the

Severance Date shall be the second anniversary of the first day the Employee was absent from service and the period between the first and second anniversaries of the first day of absence is not included in Service.

         1.79 "Testing Compensation" shall mean any definition of compensation for a Plan Year, as selected by the Committee, that satisfies the requirements of Code section 414(s) and the regulations promulgated thereunder. The definition of Testing Compensation used in one Plan Year may differ from the definition used in another Plan Year. Testing Compensation shall be limited as required by Code section 401(a)(17).

         1.80 "Trust" shall mean the trust that has been established to hold and invest contributions under this Plan.

         1.81 "Trustee" or "Trustees," (if more than one is appointed and acting) shall mean the trustee or trustees, whether original or successor, appointed under the Trust.

         1.82     "Units" shall mean the units referred to Section 3.12.

         1.83 "U.S. Asset Allocation Fund" shall mean a fund invested in a mix of U.S. stock, bond and money market portfolios. The Fund periodically shifts its asset allocation to emphasize the asset classes that offer the best investment value, while considering investment risk.

         1.84 "U.S. Stock Fund" shall mean a passive fund invested in a portfolio of common stocks that closely tracks the return of the S&P 500 Index.

         1.85 "U S WEST" shall mean U S WEST, Inc., a Delaware corporation, and any successor entity.

         1.86     "U S WEST Shares" shall mean the common shares of U S WEST.

         1.87 "U S WEST Shares Fund" shall mean a fund to be invested primarily in U S WEST Shares. The Trustee shall purchase any U S WEST Shares required for the Plan, or cause such shares to be purchased, in the open market or by private purchase, including purchase from U S WEST. Any purchase from U S WEST shall be at the Value on the date of purchase or any more favorable price that may be made available to the Trustee from time to time as a holder of U S WEST Shares. Open market purchases and purchases from U S WEST will be made pursuant to a regular program mutually agreed upon between the Trustee and U S WEST. Subject to Section 3A.7, dividends and other distributions received in cash with respect to U S WEST Shares or MediaOne Group Inc. common stock held in the U S WEST Shares Fund, MediaOne Group Shares Fund or Combined Shares Fund shall be reinvested in the U S WEST Shares Fund. Dividends and other distributions received in the form of U S WEST Shares, whether with respect to U S WEST Shares or MediaOne Group, Inc. common stock held in the U S WEST Shares Fund, MediaOne Group Shares Fund or Combined Shares Fund, shall be held in the
U S WEST Shares Fund.

         1.88 "Valuation Date" shall mean any day that the New York Stock Exchange is open, unless the Committee specifies otherwise.

         1.89 "Value" shall mean the value determined as of any Valuation Date, based upon investments and earnings.

                                   ARTICLE II

                                  PARTICIPATION

2.1 - Eligibility Requirements.
      -------------------------

         (a) Employee's Contributions. An Eligible Employee is eligible to make Before-Tax and After-Tax Contributions to the Plan from his first paycheck in the calendar month following the later of: (i) the completion of three months of Service; or (ii) the date he became an Eligible Employee. See Section 2.3 for rehires.

         (b) Match. An Eligible Employee is generally eligible to receive an allocation of Employer Matching Contributions after completing one year of Service. See Section 3.4 for details.

         (c) Rollover. An Eligible Employee is generally able to make a rollover to this Plan on any date on which he is an Eligible Employee. See
Section 3.5 for details.

         (d) Company Discretionary Contribution. An Eligible Employee may receive an allocation of Company Discretionary Contributions, based on his Compensation paid while he was eligible to make Before-Tax and After-Tax Contributions under subsection (a) above. See Section 3.9 for details.

         (e) Enrolling in the Plan pursuant to Section 2.6 shall signify the Employee's acceptance of the benefits and terms of this Plan and Trust and shall signify the Employee's agreement to make contributions to the Trust pursuant to Article III of this Plan.

2.2 - Participation.
      -------------

         (a) General. An Eligible Employee may continue to participate in the Plan while he remains an Eligible Employee.

         (b) Retroactive Participation. If the Eligible Employee is not provided with enrollment materials before he became eligible to make contributions to the Plan, then once the enrollment materials are provided to the Eligible Employee, he has 30 days to "enroll retroactively." By enrolling retroactively, the Eligible Employee shall be given the opportunity to make the Before-Tax and After-Tax Contributions he could have made if he had enrolled as early as he could have, and those contributions shall be matched according to the Matching Formula in effect when the make-up contributions are made (or, if greater, according to the Matching Formula in effect when the original contributions could have been made). The make-up contributions shall be subject to the limits described in Article III for the Plan Year in which they were made (rather than the Plan Year in which they could have been made).

         (c) Trailing Pay. A former Employee may receive some pay after terminating employment ("trailing pay"), as discussed in the definition of Savings Plan Eligible Earnings. To the extent that the trailing pay comprises Savings Plan Eligible Earnings, and if the former Employee was an Eligible Employee when he ceased to be an Employee, the former Employee may make Before-Tax and After-Tax Contributions from the trailing pay, and receive the appropriate match.

2.3 - Reemployment.
      ------------

         (a) Less than 3 Months Prior Service. A rehired Employee who has less than three months of prior Service shall become eligible to make Before-Tax and After-Tax Contributions from his first paycheck in the calendar month following the later of: (i) the completion by the Eligible Employee of three months of Service after rehire; or (ii) the date he becomes an Eligible Employee, provided that he is then an Eligible Employee.

         (b) 3 Months or More of Prior Service. An Employee who is rehired at a time when he has more than three months of prior Service shall become eligible to make Before-Tax and After-Tax Contributions from his first paycheck in the calendar month after he became an Eligible Employee.

2.4 - Designation of Beneficiary.
      --------------------------

         (a) General. Except as required by subsection (b), each Participant or Alternate Payee shall designate the Beneficiary or Beneficiaries who are to receive any portion of his vested Account after his death, and each Participant or Alternate Payee may change such designation at any time and without the consent of any previously designated Beneficiary.

         (b) Married Participants. A married Participant's spouse shall be his Beneficiary unless the spouse has consented to the designation of a different Beneficiary. No spousal consent is necessary if it is established (to the satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. To be effective, the spouse's consent must be in writing, witnessed by a notary public, and filed with the Committee.

         (c) Lack of Beneficiary. In the absence of an effective beneficiary designation as to part or all of a Participant's vested Account, the Beneficiary shall be the Participant's surviving spouse, if any, otherwise the Beneficiary shall be the Participant's estate. In the absence of an effective beneficiary designation as to part or all of an Alternate Payee's vested Account, the Beneficiary shall be the Alternate Payee's estate. When the Beneficiary of a deceased Participant or a deceased Alternate Payee dies, any remaining Account balance shall be paid to the Beneficiary's estate.

         (d) Special Rules. If a charity or non-profit organization that has been designated as a beneficiary fails to return the required documents within 60 days of being notified of the benefits to be distributed, then that beneficiary shall be treated as having predeceased the Account Owner.

2.5 - Investment Funds.
      ----------------

         The following Investment Funds shall be established under this Plan:

         (a)      Combined Shares Fund (ESOP Account only)
         (b)      U.S. Stock Fund
         (c)      Interest Income Fund
         (d)      U.S. Asset Allocation Fund
         (e)      Global Assets Fund
         (f)      International Stock Fund
         (g)      U S WEST Shares Fund
         (h)      MediaOne Group Shares Fund
         (i)      Personal Choice Retirement Account

         IMC shall select the specific investments for the Investment Funds (other than the Personal Choice Retirement Account), either by selecting a mutual fund, common, group or collective trust fund, or similar vehicle, or by designating an Investment Manager (or Trustee) who will be responsible for investment of all or a portion of a particular fund.

         The Employee may designate in accordance with Section 2.6 that amounts contributed to his Savings Account will be initially invested in any one or more of the Investment Funds, other than the Combined Shares Fund, MediaOne Group Shares Fund or Personal Choice Retirement Account, provided that such designation shall be in increments of one percent of the aggregate contributions. Any direction for investment of a Savings Account shall be deemed to be a continuing direction until changed.

         An Account Owner may direct that the investment of his Savings Account be redirected into any or all other Investment Funds in one percent increments of the aggregate balance in accordance with Section 2.6; provided, however, that transfers may not be made (a) from the Interest Income Fund to the Personal Choice Retirement Account, or (b) from any Investment Fund to the Combined Shares Fund or the MediaOne Group Shares Fund. The preceding sentence shall also apply to the ESOP Account of a former Employee, Alternate Payee, Beneficiary or Participant who can diversify his ESOP Account pursuant to Section 3A.9. When the Account Owner provides an investment direction for his After-Tax or Before-Tax Contributions, the same investment direction will apply to the corresponding match (unless the match must be invested in the U S WEST Shares
Fund). See Section 6.1(d)(ii)(C) for restrictions on PCRA investments. The Committee may establish any other rules and regulations regarding the Investment Funds as it deems appropriate in its sole discretion.

         Participant loans made pursuant to Section 11.10 shall be treated as an investment of the Participant, with the result that all loan repayments, including interest, shall be allocated solely to the borrowing Participant's Account.

         This Plan is intended to constitute a plan described in section 404(c) of ERISA, and the regulations thereunder. Accordingly, the Committee intends to provide to Account Owner the information described in section 2550.404c-1(b)(2)(i)(B)(1) of the Department of Labor Regulations. In addition, upon request by an Account Owner, the Committee shall provide the information described in sections 2550.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

         The Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of U S WEST Shares, and the exercise of voting, tender and similar rights with respect to such shares by an Account Owner. Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws.

         In the event of a tender or exchange offer with respect to U S WEST, or in the event of a contested election with respect to the Board of Directors, U S WEST shall, at its own expense, appoint an independent Fiduciary to carry out the Committee's administrative functions with respect to U S WEST Shares. Such independent Fiduciary shall not be an "affiliate" of any Participating Company as such term is defined in section 2550.404c-1(e)(3) of the Department of Labor Regulations.

         The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with section 404(c) of ERISA.

2.6 - Requirements for Participant Elections.
      --------------------------------------

         (a) This Section 2.6 sets forth the requirements for Participants (and other Account Owners to the extent applicable) to make (i) initial and subsequent elections with respect to investment of contributions into Investment Funds as set forth in Section 2.5, (ii) initial elections, suspensions or changes in Before-Tax Contributions pursuant to Section 3.2, (iii) initial elections, suspensions or changes of After-Tax Contributions pursuant to Section 3.3, (iv) elections with respect to redirection of Account balances into Investment Funds, pursuant to Section 2.5, and (v) requests for distributions pursuant to Section 6.1, voluntary withdrawals pursuant to Sections 6.2 and 6.3 and loans pursuant to Section 11.10.

         (b)      (i)      The elections described in subsection (a) shall be
made according to such rules and procedures that the Committee establishes.

                  (ii)     Elections described in Section 2.6(a)(i), (ii) and
(iii) will generally be effective as soon as administratively practicable, except that the initial election is not effective before the date the Participant is eligible to participate in the Plan.

                  (iii) Elections described in Section 2.6(a)(iv) will generally be effective as soon as administratively practicable.

                  (iv) Requests described in Section 2.6(a)(v) will generally be processed on the last Valuation Date of the week in which the notice is given. Proceeds from transactions described in Section 2.6(a)(v) will be delivered as soon as practicable thereafter.

                  (v) Elections under Sections 2.6(a)(i), (ii), and (iii) shall be made through the U S WEST Service Center, unless the Committee determines otherwise. The Committee (or its delegate) shall send the Participant a written confirmation containing the particulars of such election. If the Participant fails to object, in writing, within 120 days after the election was effective that the written confirmation is incorrect, the particulars set forth in such written confirmation shall be deemed conclusive evidence of the election made by the Participant.

         (c) If an Account Owner properly requested the Committee or Participating Company or recordkeeper to take some action with respect to his Account or his participation in the Plan, and such action was not taken, the Committee shall correct the mistaken action or the omission to act only if the Account Owner notifies the Committee in writing of the mistake or omission within 120 days of the mistake or omission.

                                   ARTICLE III

                                  CONTRIBUTIONS

3.1 - Contributions by Participants.
      -----------------------------

         Every Participant may make Before-Tax Contributions pursuant to Section
3.2 and/or After-Tax Contributions pursuant to Section 3.3. A Participant may make Before-Tax Contributions and After-Tax Contributions during the same pay period provided that, subject to the limitations of Sections 3.6, 3.7, 3.8, 3.10 and Article IV, the Participant's combined After-Tax Contributions and Before-Tax Contributions for a pay period cannot exceed 16% of the Participant's Savings Plan Eligible Earnings for the pay period.

3.2 - Before-Tax Contributions.
      ------------------------

         (a) Election to Defer. Subject to the limitations in Sections 3.1, 3.6, 3.7, 3.10 and Article IV, each Participant may elect Before-Tax Contributions, in accordance with Section 2.6, in whole percentages from 1% to 16% of the Participant's Savings Plan Eligible Earnings for each payroll period. The Participant's Savings Plan Eligible Earnings shall be reduced by the amount of his Before-Tax Contributions, which shall be credited to the Participant's Before-Tax Account, and shall be made in accordance with rules established by the Committee. See the definition of Savings Plan Eligible Earnings for Participants whose Savings Plan Eligible Earnings exceed the Code section 401(a)(17) limit for the Plan Year.

         (b) Change in Percentage or Suspension of Before-Tax Contributions. A Participant's Before-Tax Contribution percentage will remain in effect, notwithstanding any change in Savings Plan Eligible Earnings, until the Participant elects to change the percentage. A Participant may elect to suspend, change or resume his Before-Tax Contributions in accordance with the rules set forth in Section 2.6.

         If a Participant's Before-Tax Contributions are halted during a Plan Year because of some limit in the Plan (as opposed to the Participant's voluntarily suspending his contributions), the Committee shall establish procedures regarding the reactivation of the Participant's election for the next Plan Year. Until changed by the Committee, the procedure will be to (i) automatically increase the Participant's After-Tax Contribution rate, to the extent possible, by the amount of Before-Tax Contributions that the Participant is precluded from making, (ii) if the Participant does not thereafter change his contribution rate, the Committee will reactivate the Participant's Before-Tax Contribution election at the beginning of the next Plan Year, and (iii) if the Participant changed his contribution rate, his election will not be reactivated the next Plan Year.

         In the event of a change in the Savings Plan Eligible Earnings of a Participant, the Before-Tax Contribution percentage currently in effect shall be applied with respect to such changed Savings Plan Eligible Earnings, without action by the Participant.

         If a Participant terminates employment with a Participating Company and is reemployed within 30 days by another Participating Company, any previous elections to make Before-Tax Contributions shall remain in effect.

         (c) Status of Before-Tax Contributions. To make Before-Tax Contributions under this Section, the Participating Company will reduce the Participant's Savings Plan Eligible Earnings by the amount authorized by the Participant and promptly contribute such amount to the Trustee. Before-Tax Contributions constitute Participating Company contributions under the Plan and are intended to qualify as elective contributions under Code section 401(k).

3.3 - After-Tax Contributions.
      -----------------------

         (a)      Election to Make After-Tax Contributions.

                  (i)      Subject to the limitations of Sections 3.1, 3.8 and
Article IV, each Participant may elect After-Tax Contributions on his own behalf, in accordance with Section 2.6, in whole percentages from 1% to 16% of the Participant's Savings Plan Eligible Earnings for each payroll period. Such contributions by Participants shall be credited to the Participant's After-Tax Account, and shall be made in accordance with rules established by the Committee. See the definition of Savings Plan Eligible Earnings for Participants whose Savings Plan Eligible Earnings exceed the Code section 401(a)(17) limit for the Plan Year.

                  (ii) A Participant's rate of After-Tax Contributions may be increased when his Before-Tax Contributions are limited, as described in
Section 3.2(b).

         (b) Change in Percentage or Suspension of After-Tax Contributions. A Participant's After-Tax Contribution percentage will remain in effect, notwithstanding any change in Savings Plan Eligible Earnings, until the Participant elects to change the percentage. A Participant may elect to suspend, change or resume his After-Tax Contributions in accordance with the rules set forth in Section 2.6.

         In the event of a change in the Savings Plan Eligible Earnings of a Participant, the After-Tax Contribution percentage currently in effect shall be applied with respect to such changed Savings Plan Eligible Earnings, without action by the Participant.

         If a Participant terminates employment with a Participating Company and is reemployed within 30 days by another Participating Company, any previous elections to make After-Tax Contributions shall remain in effect.

         (c) Status of After-Tax Contributions. To make After-Tax Contributions under this Section, the Participating Company will deduct from the Participant's Savings Plan Eligible Earnings the amount authorized by the Participant and promptly contribute such amount to the Trustee.

3.4 - Employer Matching Contributions.
      -------------------------------

         (a) Amount of Employer Matching Contribution. The Participating Companies shall make sufficient Employer Matching Contributions to the Plan so that the Matching Contribution Account of each Participant will be allocated with an amount required by (and limited to) the Matching Formula set forth in subsections (b) and (c) below. Such allocations shall be provided through a combination of (i) Financed Shares released as a result of Employer Matching Contributions used to repay an Acquisition Loan and/or (ii) Employer Matching Contributions not used to repay an Acquisition Loan and/or (iii) forfeitures described in Section 3.11.

         (b)      Matching Formula. Subject to the limitations of Sections 3.8A,
3.10 and Article IV and except as provided in subsections 2.2(c) and 3.4(c) below, a Participant shall receive an allocation only with respect to each paycheck made on or after the first day of the month after a Participant has completed one year of Service and while the Participant is an Eligible Employee. If a Participant makes both Before-Tax and After-Tax Contributions for a pay period, the Before-Tax Contributions will be matched first. Subject to the foregoing, the Matching Formula is as follows:

                  (i)      Occupational.

                           (A)    Before January 1, 1999, the Matching Formula
for each Participant who is an Occupational Employee shall be an allocation equal to 70% of the Before-Tax Contributions and After-Tax Contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 4.2% of such Participant's Savings Plan Eligible Earnings for that pay period. The maximum allocation for the Plan Year for a Participant is equal to 4.2% of the dollar limit under Code section 401(a)(17) for the Plan Year.

                           (B)    During 1999, the Matching Formula for each
Participant who is an Occupational Employee shall be an allocation equal to 75% of the Before-Tax Contributions and After-Tax Contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 4.5% of such Participant's Savings Plan Eligible Earnings for that pay period. The maximum allocation for the Plan Year for a Participant is equal to 4.5% of the dollar limit under Code section 401(a)(17) for the Plan Year.

                           (C)    Effective January 1, 2000, the Matching
Formula for each Participant who is an Occupational Employee shall be an allocation equal to 81% of the Before-Tax Contributions and After-Tax Contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 4.86% of such Participant's Savings Plan Eligible Earnings for that pay period. The maximum allocation for the Plan Year for a Participant is equal to 4.86% of the dollar limit under Code section 401(a)(17) for the Plan Year.

                           (D)    This Section 3.4(b)(i)(D) applies instead of
(A), (B), and (C) for Occupational Employees of the Pocatello Customer Service Center. Effective as of April 1, 1998, the Matching Formula for each such Participant shall be an allocation equal to 75% of the Before-Tax Contributions and After-Tax Contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 4.5% of such Participant's Savings Plan Eligible Earnings for that pay period. The maximum allocation for the Plan Year for such a Participant is equal to 4.5% of the dollar limit under Code section 401(a)(17) for the Plan Year.

                           (E)    Effective January 1, 2000, this Section
3.4(b)(i)(E) applies instead of (C) for customer service agents. The Matching Formula for each customer service agent shall be an allocation equal to 25% of his Before-Tax Contributions and After-Tax Contributions made during such pay period; provided, however, that the allocation for any customer service agent for any pay period shall not exceed 1.5% of his Savings Plan Eligible Earnings for that pay period. The maximum allocation for the Plan Year for a customer service agent is equal to 1.5% of the dollar limit under Code section 401(a)(17) for the Plan Year.

                  (ii) Management. The Matching Formula for each Participant who is a Management Employee shall be an allocation equal to 83-1/3% of the Before-Tax Contributions and After-Tax Contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 5% of such Participant's Savings Plan Eligible Earnings for that pay period. The maximum allocation for the Plan Year for such a Participant is equal to 5% of the dollar limit under Code section 401(a)(17) for the Plan Year.

         (c) Special Matching Formula Provisions. Notwithstanding subsection (b) above and subject to the limitations of Sections 3.8A, 3.10 and
Article IV:

                  (i) In the case of a Participant who is an Occupational Employee employed by U S WEST Dex, Inc., a Colorado corporation, the maximum allocations under the Matching Formula shall be $3,850 for the 1998 Plan Year, $4,500 for the 1999 Plan Year, and $4,860 thereafter, or such other amount as is agreed upon as a result of collective bargaining.

                  (ii) In the case of a Participant employed as of the Separation Time by U S WEST, Inc., allocations under the Matching Formula shall be made in accordance with the applicable formula set forth in subsection (b) for each paycheck made on or after the first day of the month after the Participant has completed three months of Service.

                  (iii) In the case of a Participant employed by U S WEST Dex, Inc., allocations under the Matching Formula shall be made in accordance with the applicable formula set forth in subsection (b) for each paycheck made on or after the first day of the month after the Participant has completed three months of Service.

                  (iv) The Matching Formula shall be suspended in certain situations, as described in Article VI, following a distribution or withdrawal.

                  (v) The Matching Formula may be applied retroactively in certain situations as described in Section 2.2(b).

         (d)      Allocation of Employer Matching Contributions.

                  (i) Each pay period, the Matching Contribution Account maintained for each Participant shall be allocated with the Participant's allocable share, as determined under and limited to the Matching Formula, of (A) Financed Shares released from the loan suspense account (as set forth in Section 3A.6) and (B) Employer Matching Contributions not used to repay an Acquisition Loan and forfeitures described in Section 3.11. For purposes of the Matching Formula, allocations of U S WEST Shares shall be valued based on the Value as of the date of the allocation. Notwithstanding any other provision of the Plan, the allocation under this Section 3.4 for any Participant for any pay period (other than the last pay period of the Plan Year) shall not exceed the amount permitted to be allocated pursuant to the Matching Formula.

                  (ii) In the event that the sum of the value of Financed Shares released pursuant to Sections 3A.5 and 3A.6 for the Plan Year and the Employer Matching Contributions not used to repay an Acquisition Loan exceed the total Value of required allocations as determined under the Matching Formula, such excess Value (which may be converted to a number of excess shares) shall be allocated as of December 31 of such Plan Year. A percentage of such excess Value shall be allocated to the Matching Contribution Account of each Participant who is both an Employee and a Participant on December 31 of such Plan Year; such percentage shall be determined by dividing (i) the total Value of all allocations (as of the appropriate allocation dates) to the Participant's Matching Contribution Account made during the Plan Year pursuant to the Matching Formula, by (ii) the total Value of all allocations (as of the appropriate allocation dates) to the Matching Contribution Accounts of all Participants who are Participants on December 31 of such Plan Year made during the Plan Year pursuant to the Matching Formula.

3.5 - Rollover Contributions.
      ----------------------

         (a) An Eligible Employee, regardless of whether he has satisfied the participation requirements of Section 2.1, or a former Employee who retains a vested Account balance under the Plan may, in accordance with procedures approved by the Committee, make a rollover contribution. The rollover contribution may be (i) a direct rollover that meets the requirements of Code sections 401(a)(31) and 402(c) and that comes from another plan that meets the qualification requirements of Code section 401(a), (ii) a rollover that meets the requirements of Code section 402(c) of a distribution from another plan that meets the qualification requirements of Code section 401(a), or (iii) a rollover from an IRA that meets the requirements of Code section 408(d)(3)(A)(ii).

         (b) The Committee shall develop such other procedures, and may require such information from an individual desiring to make such a transfer, as it deems necessary or desirable to determine that the proposed rollover will meet the applicable requirements of the Code. Upon approval by the Committee, the amount transferred shall be deposited in the Trust and shall be credited to the individual's Rollover Account. Such account shall not be taken into account for purposes of determining Employer Matching Contributions. If the Plan accepts a rollover and subsequently determines that it was not a valid rollover, the Plan shall distribute the invalid rollover (adjusted to reflect investment experience) to the Participant, as soon as administratively practicable, without the Participant's consent.

         (c)      If an Eligible Employee makes a transfer pursuant to this
Section 3.5 before completing the requirements of Section 2.1, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant. Such Eligible Employee shall be entitled to direct the investment of his Rollover Account pursuant to Section 2.5 but shall not be permitted to withdraw or take a loan from the Rollover Account until he has satisfied the requirements of Section 2.1.

3.6 - Section 402(g) Limit on Before-Tax Contributions.
      ------------------------------------------------

         (a) Before-Tax Contributions made on behalf of any Participant under this Plan and all other plans that are described in Section 3.6(c) that are maintained by the Company or a Related Company shall not exceed the limitation under Code section 402(g)(1) (as adjusted by the Secretary of the Treasury) for the taxable year of the Participant.

         (b) If the dollar limitation provided for in Section 3.6(a) is exceeded, the Participant is deemed to have requested a distribution of the excess amount by March 1 following the close of the Participant's taxable year, and the Committee shall distribute such excess amount, and any income allocable to such amount, to the Participant by April 15th. In determining the excess amount distributable with respect to a Participant's taxable year, excess Before-Tax Contributions previously distributed or redesignated as after-tax contributions for the Plan Year beginning in such taxable year shall reduce the amount otherwise distributable under this subsection (b). Unmatched Before-Tax Contributions shall be distributed first. If a matched Before-Tax Contribution is returned to the Participant, the match associated with that returned Before-Tax Contribution (adjusted to reflect investment experience) shall be forfeited.

         (c) In the event that a Participant makes Before-Tax Contributions to this Plan and also makes contributions to another plan that is not sponsored by the Company or a Related Company and those contributions are subject to the limit under Code section 402(g), and all such contributions exceed the Code section 402(g) limit for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that the Before-Tax Contributions made on his behalf under this Plan be reduced by an amount specified by the Participant. The Committee may then determine to distribute such excess in the same manner as provided in Section 3.6(b). Unmatched Before-Tax Contributions shall be distributed first. If a matched Before-Tax Contribution is returned to the Participant, the match associated with that returned Before-Tax Contribution (adjusted to reflect investment experience) shall be forfeited.

3.7 - Section 401(k) Limitations on Before-Tax Contributions.
      ------------------------------------------------------

         Each Plan Year, the Plan must satisfy the actual deferral percentage test (the "ADP test") that is described in Code section 401(k)(3)(a)(ii) and the regulations. The ADP test shall be performed in accordance with the relevant provisions of the Code and the regulations, and as described more fully in this
Section 3.7. Separate ADP tests will be performed for separate groups of Participants where mandatory disaggregation is required by the regulations or where permissive disaggregation is permitted by the regulations and the Committee chooses such permissive disaggregation. Furthermore, where the regulations permit the aggregation of any of the disaggregated groups with another plan or another disaggregated group, the Committee may choose such aggregation. For Plan Years beginning after 1998, the Committee may elect to exclude from the ADP test those non-Highly Compensated Employees who, at the end of the Plan Year (or the Severance Date for those who had a Severance Date during the Plan Year), had not attained age 21 and/or whose period of Service was for less than one year. To the extent permitted in the regulations, Before-Tax Contributions and the contributions discussed in Section 3.7(d)(iii) may be used to satisfy the ACP tests discussed in Sections 3.8 and 3.8A if they are not needed to satisfy the ADP test. Similarly, Participating Company contributions discussed in Section 3.8(d)(ii) may be used to satisfy the ADP test if they are not needed to satisfy the ACP test.

         (a) If the Committee believes that the ADP test will not be satisfied for a Plan Year, the Committee may reduce the amount of Before-Tax Contributions that some or all Highly Compensated Employees can make for the remainder of the Plan Year. In accordance with any such estimate, the Committee may modify the limits in Section 3.2(a), or set initial or interim limits, for Before-Tax Contributions relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of Before-Tax Contributions above a specified dollar amount or percentage of Savings Plan Eligible Earnings.

         (b) For each Plan Year, an actual deferral percentage will be determined for each Employee who was eligible to make Before-Tax Contributions at some time during the Plan Year. The actual deferral percentage is equal to the total amount of the Employee's Before-Tax Contributions allocated under
Section 3.2(a) and Participating Company contributions under Section 3.7(d)(iii) for the Plan Year, divided by the Participant's Testing Compensation for the

Plan Year. The actual deferral ratio of a Highly Compensated Employee shall be determined by treating all cash or deferred arrangements maintained by the Company or a Related Company (other than those that cannot be aggregated) as a single arrangement.

         (c) The average of the actual deferral percentages for Participants who are Highly Compensated Employees for the Plan Year ("High Average") when compared with the average of the actual deferral percentages for Participants who are not Highly Compensated Employees for the Plan Year ("Low Average") must meet one of the following requirements:

                  (i) The High Average is no greater than 1.25 times the Low Average; or

                  (ii) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

         (d) If the ADP test is not satisfied, the Committee shall decide which one or more of the following methods shall be employed to satisfy the ADP test. All corrections shall be accomplished if possible before March 15 of the following Plan Year, and in no event later than December 31 of the following Plan Year.

                  (i) Excess Before-Tax Contributions for a Plan Year may be redesignated as After-Tax Contributions and accounted for separately pursuant to Section 3.2(d). Excess Before-Tax Contributions, however, may not be redesignated as After-Tax Contributions with respect to a Highly Compensated Employee to any extent that such redesignated After-Tax Contributions would exceed the limits of Sections 3.3 or 3.8 when combined with the other After-Tax Contributions of that Employee for the Plan Year.

                  (ii) Excess Before-Tax Contributions, and any earnings attributable thereto through the end of the Plan Year may be paid to the Participant (subject to required withholding). Unmatched Before-Tax Contributions shall be returned first. If a matched Before-Tax Contribution is returned, then the match associated with it shall be forfeited.

                  (iii) The Participating Companies, in their discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Before-Tax Accounts of Participants who are not Highly Compensated Employees and who have met the requirements of Section 2.1.

         Any such excess Before-Tax Contributions recharacterized as After-Tax Contributions or distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under any other provision of Articles III or IV.

         (e) Excess Before-Tax Contributions shall be determined in the following manner:

                  (i) The amount of aggregate excess Before-Tax Contributions of all Highly Compensated Employees will be determined by the Committee by reducing the actual deferral percentage of the Highly Compensated Employee(s) with the highest actual deferral percentage for the Plan Year by the lesser of: (A) the amount required to enable the Plan to meet the limits in subsection (c) above; or (B) the amount required to cause the actual deferral percentage of such Highly Compensated Employee(s) to equal the actual deferral percentage of the Highly Compensated Employee(s) with the next-highest actual deferral percentage for the Plan Year. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in subsection (c) above.

                  (ii) The amount of excess Before-Tax Contributions of each Highly Compensated Employee will be determined by the Committee by reducing the Before-Tax Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Before-Tax Contributions for the Plan Year by the lesser of:
(A) the amount determined under paragraph (i) above; or (B) the amount required to cause the Before-Tax Contributions of such Highly Compensated Employee(s) to equal the Before-Tax Contributions of the Highly Compensated Employee(s) with the next-highest dollar amount of Before-Tax Contributions for the Plan Year. The process in the preceding sentence shall be repeated until the sum of the amounts determined under this paragraph (ii) equals the aggregate amount determined under paragraph (i) above.

                  (iii) The earnings attributable to excess Before-Tax Contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess Before-Tax Contributions and earnings attributable to the Before-Tax Contributions.

3.8 - Section 401(m) Limitations on After-Tax Contributions.
      -----------------------------------------------------

         Each Plan Year, the Plan must satisfy the actual contribution percentage test (the "ACP test") that is described in Code section 401(m)(2)(A) and the regulations. The ACP test shall be performed in accordance with the relevant provisions of the Code and the regulations, and as described more fully in this Section 3.8. Separate ACP tests will be performed for separate groups of Participants where mandatory disaggregation is required by the regulations or where permissive disaggregation is permitted by the regulations and the Committee chooses such permissive disaggregation. Furthermore, where the regulations permit the aggregation of any of the disaggregated groups with another plan or another disaggregated group, the Committee may choose such aggregation. Section 3.8A explains the ACP test for the ESOP, and this Section
3.8 explains the ADP test for the After-Tax Contributions. For Plan Years beginning after 1998, the Committee may elect to exclude from the ACP test those non-Highly Compensated Employees who, at the end of the Plan Year (or the Severance Date for those who had a Severance Date during the Plan Year), had not attained age 21 and/or whose period of Service was for less than one year. To the extent permitted in the regulations, Before-Tax Contributions and the contributions discussed in Section 3.7(d)(iii) may be used to satisfy this ACP test if they are not needed to satisfy the ADP test in Section 3.7 or the ACP test in Section 3.8A below.

         (a) If the Committee believes that the ACP test will not be satisfied for a Plan Year, the Committee may reduce the amount of After-Tax Contributions that some or all Highly Compensated Employees can make for the remainder of the Plan Year. In accordance with any such estimate, the Committee may modify the limits in Section 3.3, or set initial or interim limits, for After-Tax Contributions relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of After-Tax Contributions above a specified dollar amount or percentage of Savings Plan Eligible Earnings.

         (b) For each Plan Year, a contribution percentage will be determined for each Employee who was eligible to make After-Tax Contributions at some time during the Plan Year. The contribution percentage is equal to the ratio of the total amount of the Participant's After-Tax Contributions allocated under Section 3.3 for the Plan Year and any Before-Tax Contributions of the Participant redesignated as After-Tax Contributions under Sections 3.2(d), 3.7(d) and 3.8(h) in the Plan Year in which such excess Before-Tax Contributions would be included in the gross income of the Participant, divided by the Participant's Testing Compensation for the Plan Year. The contribution percentage of a Highly Compensated Employee shall be determined by treating all cash or deferred arrangements maintained by the Company or a Related Company (other than those that cannot be aggregated) as a single arrangement.

         (c) The average of the contribution percentages for Participants who are Highly Compensated Employees for a Plan Year ("High Average") when compared with the average of the contribution percentages for Participants who are not Highly Compensated Employees for the Plan Year ("Low Average") must meet one of the following requirements:

                  (i) The High Average is no greater than 1.25 times the Low Average; or

                  (ii) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

         (d) If the ACP test is not satisfied, the Committee shall decide which one or more of the following methods shall be employed to satisfy the ACP test. All corrections shall be accomplished if possible before March 15 of the following Plan Year, and in no event later than December 31 of the following Plan Year.

                  (i) Excess contributions (and any earnings attributable to such excess amounts through the end of the Plan Year) will be distributed to the Participant or Participants. The Plan shall distribute unmatched After-Tax Contributions before distributing any matched After-Tax Contributions. If a matched After-Tax Contribution is distributed, the associated match shall be forfeited.

                  (ii) The Participating Companies, in their discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Before-Tax Accounts of Participants who are not Highly Compensated Employees and who have met the requirements of Section 2.1.

         (e) Excess After-Tax Contributions shall be determined in the following manner:

                  (i) The amount of aggregate excess After-Tax Contributions of all Highly Compensated Employees will be determined by the Committee by reducing the contribution percentage of the Highly Compensated Employee(s) with the highest contribution percentage for the Plan Year by the lesser of: (A) the amount required to enable the Plan to meet the limits in subsection (c) above; or (B) the amount required to cause the contribution percentage of such Highly Compensated Employee(s) to equal the contribution percentage of the Highly Compensated Employee(s) with the next-highest contribution percentage for the Plan Year. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in subsection (c) above.

                  (ii) The amount of excess After-Tax Contributions of each Highly Compensated Employee will be determined by the Committee by reducing the After-Tax Contributions of the Highly Compensated Employee(s) with the highest dollar amount of After-Tax Contributions for the Plan Year by the lesser of: (A) the amount determined under paragraph (i) above; or (B) the amount required to cause the After-Tax Contributions of such Highly Compensated Employee(s) to equal the After-Tax Contributions of the Highly Compensated Employee(s) with the next-highest dollar amount of After-Tax Contributions for the Plan Year. The process in the preceding sentence shall be repeated until the sum of the amounts determined under this paragraph (ii) equals the aggregate amount determined under paragraph (i) above.

                  (iii) The earnings attributable to excess After-Tax Contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess After-Tax Contributions and earnings attributable to the After-Tax Contributions.

         (f) The tests of Sections 3.7(c) and 3.8(c) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code section 401(m)(9). In the event such limitations are violated, corrections shall be made in accordance with Section 3.8(d).

3.8A - Section 401(m) Limitations on Employer Matching Contributions.
       -------------------------------------------------------------

         Each Plan Year, the Plan must satisfy the actual contribution percentage test (the "ACP test") that is described in Code section 401(m)(2)(A) and the regulations. The ADP test shall be performed in accordance with the relevant provisions of the Code and the regulations, and as described more fully in this Section 3.8A. Separate ACP tests will be performed for separate groups of Participants where mandatory disaggregation is required by the regulations or where permissive disaggregation is permitted by the regulations and the Committee chooses such permissive disaggregation. Furthermore, where the regulations permit the aggregation of any of the disaggregated groups with another plan or another disaggregated group, the Committee may choose such aggregation. Section 3.8 explains the ACP test for the After-Tax Contributions, and this Section 3.8A explains the ACP test for the match. For Plan Years beginning after 1998, the Committee may elect to exclude from the ACP test those non-Highly Compensated Employees who, at the end of the Plan Year (or the Severance Date for those who had a Severance Date during the Plan Year), had not attained age 21 and/or whose period of Service was for less than one year. To the extent permitted in the regulations, Before-Tax Contributions and the contributions discussed in Sections 3.7(d)(iii) and 3.8(d)(ii) may be used to satisfy this ACP test if they are not needed to satisfy the ADP test in Section
3.7 or the ACP test in Section 3.8.

         (a) If the Committee believes that the ACP test will not be satisfied for a Plan Year, the Committee may reduce the amount of Before-Tax Contributions and/or After-Tax Contributions that some or all Highly Compensated Employees can make for the remainder of the Plan Year. In accordance with any such estimate, the Committee may modify the limits in Section 3.4, or set initial or interim limits, for Before-Tax and/or After-Tax Contributions relating to any Participant or class of Participants. These rules may include provisions authorizing the suspension or reduction of After-Tax Contributions above a specified dollar amount or percentage of Savings Plan Eligible Earnings.

         (b) For each Plan Year, a contribution percentage will be determined for each Employee who is eligible to receive an allocation of Employer Matching Contributions (if the Employee makes the requisite After-Tax and/or Before-Tax Contributions). The contribution percentage is equal to the ratio of the total amount of the Participant's Employer Matching Contributions allocated under Section 3.4 for the Plan Year divided by the Participant's Testing Compensation for the Plan Year.

         (c) The average of the contribution percentages for Participants who are Highly Compensated Employees for the Plan Year ("High Average") when compared with the average of the contribution percentages for Participants who are not Highly Compensated Employees for the Plan Year for the Plan Year ("Low Average") must meet one of the following requirements:

                  (i) The High Average is no greater than 1.25 times the Low Average; or

                  (ii) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

         (d) If the ACP test is not satisfied, the Committee shall decide which one or more of the following methods shall be employed to satisfy the ACP test. All corrections shall be accomplished if possible before March 15 of the following Plan Year, and in no event later than December 31 of the following Plan Year.

                  (i) Excess Employer Matching Contributions (and any earnings attributable thereto through the end of the Plan Year) that are not vested will be forfeited.

                  (ii) Excess Employer Matching Contributions (and any earnings attributable to such excess amounts through the end of the Plan Year) that are vested will be distributed to the Participant.

         (e) Excess Employer Matching Contributions shall be determined in the following manner:

                  (i) The amount of aggregate excess Employer Matching Contributions of all Highly Compensated Employees will be determined by the Committee by reducing the contribution percentage of the Highly Compensated Employee(s) with the highest contribution percentage for the Plan Year by the lesser of: (A) the amount required to enable the Plan to meet the limits in subsection (c) above; or (B) the amount required to cause the contribution percentage of such Highly Compensated Employee(s) to equal the contribution percentage of the Highly Compensated Employee(s) with the next-highest contribution percentage for the Plan Year. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in subsection (c) above.

                  (ii) The amount of excess Employer Matching Contributions of each Highly Compensated Employee will be determined by the Committee by reducing the Employer Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Employer Matching Contributions for the Plan Year by the lesser of: (A) the amount determined under paragraph
(i) above; or (B) the amount required to cause the Employer Matching Contributions of such Highly Compensated Employee(s) to equal the Employer Matching Contributions of the Highly Compensated Employee(s) with the next-highest dollar amount of Employer Matching Contributions for the Plan Year. The process in the preceding sentence shall be repeated until the sum of the amounts determined under this paragraph (ii) equals the aggregate amount determined under paragraph (i) above.

                  (iii) The earnings attributable to excess Employer Matching Contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant's excess Employer Matching Contributions and earnings attributable to the Employer Matching Contributions.

3.9 - Discretionary Company Contributions.
      -----------------------------------

         (a) Each Participating Company may make a Company Discretionary Contribution to the Trust for any Plan Year in such amounts as the Board of Directors shall determine in its sole discretion. Notwithstanding the foregoing, Company Discretionary Contributions shall be subject to the limitations of
Section 3.10 and Article IV. U S WEST may direct in its sole discretion that Company Discretionary Contributions may be used to repay an Acquisition Loan.

         (b) As of the last day of each Plan Year, there shall be allocated from the Company Discretionary Contribution under Section 3.9(a) for the Plan Year and/or the Financed Shares released as a result of such Company Discretionary Contribution to the Company Discretionary Contribution Account of each Participant who is employed on the last day of the Plan Year, an amount equal to that portion of the total allocable amount that the Participant's Compensation bears to the total Compensation of all such Participants. A Participant's Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while eligible to make Before-Tax and After-Tax Contributions. If Company Discretionary Contributions are used to repay an Acquisition Loan, only those shares released as a result of such payment shall be allocated under this Section 3.9(b).

3.10 - Limits on Employer and Before-Tax Contributions.
       -----------------------------------------------

         (a) Tax-Deductible Contributions. Company contributions for a Plan Year shall not exceed the amount allowable as a deduction for U S WEST's tax year (for federal income tax purposes) ending with or within the Plan Year pursuant to Code section 404, including carryforwards of unused deductions for prior tax years.

         (b) Timing of Contributions. The Participating Company shall pay to the Trustee any Company Discretionary Contribution or Employer Matching Contribution or other contribution for any Plan Year no later than the last day prescribed by law, including extensions of time, for the filing of U S WEST's federal income tax return for its taxable year ending with or within the Plan Year to which the contribution relates, with the following exceptions. Participating Company contributions made to satisfy the ADP or ACP test shall be paid to the Trustee within one year after the Plan Year to which they relate. Contributions required for qualified servicemen pursuant to Code section 414(u) shall be made as specified in Code section 414(u).

3.11 - Allocation of Certain Forfeitures.
       ---------------------------------

         Forfeitures shall be used to restore prior forfeitures for re-employed Participants as described in Section 5.2(d), to pay those expenses of the Plan that are properly payable from the Trust and that are not paid by a Participating Companies or charged to Accounts, or to reduce Participating Company contributions.

3.12 - Valuation of Accounts.
       ---------------------

         (a) Unit Accounting. The interest of an Account Owner in each Investment Fund, other than the Personal Choice Retirement Account, shall be represented by Units, which shall be valued and credited to such individual's Accounts as follows:

                  (i) General Rule. On the Valuation Date immediately following the commencement of operation of each Investment Fund, the Account of each individual was (or will be) credited at the rate of one Unit for each dollar invested in each such Investment Fund as of such Valuation Date. Thereafter, the Value of a Unit representing each type of Investment Fund shall be determined at the beginning of each succeeding Valuation Date by dividing the total number of Units representing each type of Investment Fund credited to the Accounts of all Participants, former Employees and Beneficiaries immediately prior to such Valuation Date into the Value of all the assets then held by the Trustee with respect to each Investment Fund.

                           Following such determination of the Value of the
Units representing each Investment Fund, the Account of each individual who has selected each Investment Fund shall be credited, as of the end of the Valuation Date as of which the determination is made, with a number of Units representing the amount invested in each Investment Fund determined by dividing the Value of a Unit of each type of investment into the amount of Before-Tax Contributions, After-Tax Contributions, Employer Matching Contributions, Company Discretionary Contributions and rollover contributions to be invested in each type of investment. An individual's Account will also be credited, as of the Valuation Date on which the determination is made, with a number of Units representing investment in the U S WEST Shares Fund determined by dividing the Value of a Unit representing investment in such fund into the amount of the individual's allocable share of any earnings attributable to dividends (but not the dividends themselves) paid with respect to U S WEST Shares held in such fund.

                  (ii) Exceptions to the General Rule. The Committee has the authority to adjust the general procedures outlined in Section 3.12(a)(i) above in order to provide a more equitable result when the Committee determines there are extraordinary circumstances. In addition, the Committee, IMC, Investment Managers, and the Trustee have the following authority.

                           Any Investment Fund may suspend purchases,
redemptions, or postpone payment when the Trustee or Investment Manager determines that such suspension is necessary or desirable for the orderly administration or management of the Investment Fund, which could occur, for example, when a relevant exchange is closed, when trading on a relevant exchange is halted or restricted, when there are large redemption requests from Account Owners, or because of a natural disaster where the Investment Fund is managed. The Committee, IMC, Investment Manager, or Trustee shall establish special procedures to value the purchases and redemptions during the business days affected by the suspension.

                           The Committee, IMC, Investment Manager, or Trustee
may establish special procedures to value the purchases and redemptions during any period of market upheaval, when transactions are suspended, when there are large redemption requests from Account Owners, or to handle any other extraordinary or abnormal situation.

         (b) Allocation of Plan Expenses. All expenses of any party lawfully payable from the assets of the Plan shall be paid from such assets except to the extent that U S WEST or its delegate determines otherwise. Such expenses include, without limitation, recordkeeping and administrative fees, consultant fees, and fees for external and internal vendors (e.g. including but not limited to postage, printing and shipping expenses). Unless the Committee directs otherwise, or a Participating Company pays the fee or expense, fees and expenses shall be paid from the following Plan assets. Fees and expenses of an Investment Manager shall be deemed to be part of the cost of maintaining the portion of the Trust assets which the Investment Manager manages, and shall be payable out of that portion of the Trust assets. Consultant and administrative fees related specifically to the Interest Income Fund will be paid out of that fund. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities of the Trust shall be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Transfer taxes in connection with distribution of U S WEST Shares to Account Owners shall be borne by the Trust. Taxes, if any, on any assets held or income received by the Trust shall be charged appropriately against individual Accounts as the Committee shall determine. Certain transaction fees may be charged directly to the Accounts of the individual who requests the transaction.

The Committee may charge an individual's Accounts for any fee or expense that is properly allocable to such Accounts. All other expenses of the Plan not specifically addressed herein shall be charged to Accounts on an equitable basis by the Committee. See also Section 6.5, which addresses certain fees that may be charged against individual Accounts.

         (c) Other rules. The allocations required by this Section 3.12 shall be made before the allocations required by any other Section are made. If the Committee determines that an alternative method of allocating earnings and losses would better serve the interests of Account Owners or could be more readily implemented, the Committee may substitute such alternative.

3.13 - Minimum Employer Contribution (This Section 3.13 is effective January 1,
       ------------------------------------------------------------------------
       1999).
       -----

         (a) Each Plan Year, each Participating Company may make contributions to the Plan in the form of employer contributions, in cash or stock, at least equal to a specified dollar amount, on behalf of those individuals who are entitled to an allocation under Section 3.13(b). Such amount shall be determined by the Participating Company, or its delegatee, by appropriate action on or before the last day of its fiscal year that ends with such Plan Year.

                  The Minimum Employer Contribution for a Plan year shall be paid by the Participating Company in one or more installments without interest. The Minimum Employer Contribution shall be deemed to be satisfied for the Plan Year as soon as the total of "employer contributions" for the Plan Year is at least equal to the amount of the Minimum Employer Contribution. For purposes of this Section 3.13(a), "employer contributions" means employer contributions, as defined under section 404 of the Code, including, but not limited to, Before-Tax Contributions, Employer Matching Contributions and other employer contributions. For purposes of deducting the Minimum Employer Contribution, the Participating Company shall make the contribution not later than the time prescribed by the Code for filing the Participating Company's Federal income tax return including extensions, for its taxable year that ends with such Plan Year. Notwithstanding any provision of the Plan to the contrary, the Minimum Employer Contribution made to the Plan by the Participating Company shall not revert to, or be returned to, the Participating Company.

         (b) Allocation of Minimum Employer Contributions. The Minimum Employer Contribution for the Plan Year shall be allocated as follows.

                  (i) First, the Minimum Employer Contribution for the Plan Year shall be allocated during the Plan Year to each individual who is a Participant at any time during the Plan Year (1) to each such Participant's Before-Tax Account as Before-Tax Contribution pursuant to Section 3.2, (2) to each such Participant's Matching Contribution Account as Employer Matching Contributions resulting from Financed Shares released from the loan suspense account (as set forth in Section 3A.6) pursuant to Section 3.4 and (3) to each such Participant's Matching Contribution Account as Employer Matching Contributions not used to repay an Acquisition Loan pursuant to Section 3.4.

                  (ii) Second, the balance of the Minimum Employer Contribution remaining after the allocation in Section 3.13(b)(i) shall be allocated to the Matching Contribution Account of each individual who is not a Highly Compensated Employee and who is an MEC Participant (as defined below) at any time during the Plan Year and is employed on the last day of the Plan Year, in the ratio that such MEC Participant's Before-Tax Contribution during the Plan Year bears to the Before-Tax Contribution of all such MEC Participants during the Plan Year.

                  (iii) Third, notwithstanding Article IV of the Plan, if the total contributions allocated to a Participant's Accounts including the Minimum Employer Contribution exceed the Participant's maximum Annual Additions limit for any limitation year as a result of the allocation in Section 3.13(b)(ii), then such excess shall be held in a suspense account. Such amounts shall be used to reduce employer contributions in the next and succeeding limitation years.

                  (iv) Fourth, the balance of the Minimum Employer Contribution remaining after the allocation under Sections 3.13(b)(i), (ii) and
(iii) shall be allocated as a nonelective contribution to each individual who is not a Highly Compensated Employee and who is an MEC Participant at any time during the Plan Year, in the ratio that such MEC Participant's Savings Plan Eligible Earnings for the Plan Year bears to the Savings Plan Eligible Earnings for the Plan Year of all such MEC Participants. Contributions made pursuant to this subsection 3.13(b)(iv) shall be allocated to the Company Discretionary Contribution Account of such MEC Participant and are distributable only in accordance with the distribution provisions applicable to Company Discretionary Contributions. Contributions made pursuant to this subsection shall be subject to the vesting schedule set forth in Section 5.2(A)(ii). Such contributions shall be invested under the Plan in the same manner as Company Discretionary Contributions. Contributions allocated pursuant to this Section 3.13(b)(iv) that exceed the Participant's maximum Annual Additions limit for any limitation year shall be held in a suspense account. Such amounts shall be used to reduce employer contributions in the next, and succeeding, limitation years. U S WEST may direct in its sole discretion that contributions made pursuant to this subsection may be used to repay an Acquisition Loan.

                  (v) Each installment of the Minimum Employer Contribution shall be held in a contribution suspense account unless, or until, allocated on or before the end of the Plan Year in accordance with this Section 3.13(b). Such suspense account shall not participate in the allocation of investment gains, losses, income and deductions of the Trust as a whole, but shall be invested separately, as directed by the Participating Company, and all gains, losses, income and deductions attributable to such investment shall be applied to reduce Plan expenses, and thereafter, to reduce employer contributions.

                  (vi) The Minimum Employer Contribution allocated to the Matching Contribution Account of a Participant pursuant to Section 3.13(b)(ii) shall be treated in the same manner as Employer Matching Contributions for all purposes of the Plan.

                  (vii) Notwithstanding any other provision of the Plan to the contrary, any allocation of Before-Tax Contributions shall be made under either Section 3.2 or this Section 3.13(b), as appropriate, but not both Sections. Similarly, any allocation of an Employer Matching Contribution shall be made under either Section 3.4 or this Section 3.13(b), as appropriate, but not both Sections.

                  (viii) An "MEC Participant" for purposes of this Section 3.13(b) is any Employee who has satisfied the eligibility requirements of
Article II, and is thereby eligible to make Before-Tax Contributions, whether or not such Employee has elected to make contributions.

                                  ARTICLE IIIA

                                 ESOP PROVISIONS

3A.1 - ESOP Portion of the Plan.
       ------------------------

         This Article IIIA sets forth special provisions applicable only to the ESOP portion of the Plan. The ESOP is an employee stock ownership plan within the meaning of Code section 4975(e)(7). The ESOP is maintained as a portion of the Plan as authorized by Treasury Regulations section 54.4975-11(a)(5). The ESOP shall be comprised of the ESOP Accounts established under the Plan. Any reference in this Article IIIA to the ESOP portion of the Plan shall mean the ESOP Accounts established under the Plan. Unless otherwise specifically stated therein or unless the context otherwise requires, all other Articles of this Plan apply to the Plan as a whole, and not solely to the ESOP portion or the Savings Plan portion of the Plan.

3A.2 - Participating Company Contributions.
       -----------------------------------

         Each Participating Company shall contribute to the ESOP such amounts as are required by Section 3.4 and may contribute to the ESOP such amounts as are determined under Section 3.9. Such contributions may be made in cash or U S WEST Shares.

3A.3 - Investment of Participating Company Contributions.
       -------------------------------------------------

         As directed by U S WEST in its sole discretion, all contributions to the ESOP shall be invested in the U S WEST Shares Fund or used to repay Acquisition Loans.

3A.4 - Investment of ESOP Accounts.

         The ESOP is designed to invest primarily in qualifying employer securities, as defined in Code section 409(l). More than 50% of the amounts held by the ESOP shall be invested in U S WEST Shares. The following amounts, which are not invested in U S WEST Shares, shall not in the aggregate total 50% or more of the value of the ESOP's assets.

         (a) Shares of MediaOne Group, Inc. common stock which were held in the ESOP through the Combined Shares Fund or MediaOne Group Shares Fund immediately after the Separation Time. These shares shall be disposed of on or before June 30, 2000, in accordance with the Employee Matters Agreement.

         (b)      Amounts invested in accordance with Sections 3A.7 and 3A.9;

         (c)      Dividends awaiting distribution in accordance with Section
3A.7; and

         (d) Cash as shall be determined by the Committee to be necessary to meet the needs of the ESOP.

3A.5 - Acquisition Loans.
       -----------------

         The Plan may incur Acquisition Loans from time to time to finance the acquisition of Financed Shares or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of U S WEST Shares shall constitute an Acquisition Loan.

         (a) An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan shall provide for full payment immediately upon a Change in Control (as defined in Section 3A.8).

         (b) An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired, provided that such pledge does not violate regulations promulgated by the Federal Reserve Board or any other applicable law or regulation. No other Trust Fund assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Fund assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of shares so pledged under either the General Rule or the Special Rule (as defined in paragraphs (f) and (g) below).

         (c) Within a reasonable time after receipt by the Trustee of the proceeds of an Acquisition Loan, the Trustee shall, as directed by the Committee, apply the loan proceeds to acquire U S WEST Shares from either U S WEST or by open market purchases, or to repay an Acquisition Loan.

         (d) Payments of principal and interest on any Acquisition Loan during a Plan Year shall not exceed an amount equal to the sum of Employer Matching Contributions, Company Discretionary Contributions and Trust Fund earnings in or attributable to the ESOP during or prior to such Plan Year, less payments with respect to the Acquisition Loan in prior Plan Years. For this purpose, Trust Fund earnings in or attributable to the ESOP shall include dividends on Financed Shares held in a loan suspense account, as such term is defined in paragraph (e), earnings on such dividends, earnings on the proceeds of Acquisition Loans awaiting investment in U S WEST Shares, earnings on Employer Matching Contributions and Company Discretionary Contributions, and such other amounts as may be permitted by law.

         (e) Any Financed Shares acquired by the Trustee shall initially be credited to a "loan suspense account" and shall be allocated to the ESOP Accounts with respect to a Plan Year on the basis of payments on the Acquisition Loan made by the Trustee during the Plan Year. The number of Financed Shares to be released from a loan suspense account for allocation to ESOP Accounts for each Plan Year shall be determined in accordance with the General Rule or the

Special Rule as defined in paragraphs (f) and (g) below. With respect to each Acquisition Loan, the Committee shall determine whether the General Rule or the Special Rule is to apply.

         (f) General Rule: The General Rule is based upon the payment of principal and interest on the Acquisition Loan. For each Plan Year during the duration of the Acquisition Loan, the Committee shall release from the loan suspense account a number of shares equal to the total number of shares held in the loan suspense account immediately prior to the release, multiplied by a fraction in which:

                  (i) the numerator is the amount of principal and interest paid for the Plan Year; and

                  (ii) the denominator is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

         (g) Special Rule: The Special Rule is based solely on principal payments. For each Plan Year during the duration of the Acquisition Loan, the Committee shall release from the loan suspense account a number of shares equal to the total number of such shares held in the loan suspense account immediately prior to the release, multiplied by a fraction in which:

                  (i) the numerator is the amount of principal paid for the Plan Year; and

                  (ii) the denominator is the sum of the numerator plus the principal to be paid for all future Plan Years.

         (h) The Committee may apply the Special Rule only if the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for ten years, and only if the interest included in any payment is disregarded to the extent that it would be determined to be interest under standard loan amortization tables. The Special Rule shall not be applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period and the duration of a new Acquisition Loan exceeds ten years.

         (i) In determining the number of shares to be released for any Plan Year under either the General Rule or the Special Rule:

                  (i) the number of future years under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods; and

                  (ii) if the Acquisition Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made.

3A.6 - Allocations to ESOP Accounts.
       ----------------------------

         (a) The ESOP Account maintained for each Participant shall be allocated with an amount set forth in Section 3.4(d) and, if applicable, Section 3.9(b).

         (b) Financed Shares shall be released from a loan suspense account and allocated to ESOP Accounts pursuant to Section 3.4(d) and, if applicable,
Section 3.9(b) to the extent that such shares would be released under the General Rule or the Special Rule (whichever is applicable) based on the sum of
(i) loan payments already made during such Plan Year, and (ii) Trust Fund assets (subject to the limitation in Section 3A.5(d)) that have been designated by the Committee to be used for loan payments during such Plan Year. The computation shall be made separately with respect to amounts to be allocated under Section 3.4(d) and amounts to be allocated under Section 3.9(b).

3A.7 - Distribution of Dividends.
       -------------------------

         Dividends on the U S WEST Shares held in each ESOP Account shall be deposited in an interest bearing account and distributed in cash to such individual as determined by the Committee. Such dividends may be distributed in cash and will be distributed no later than 90 days after the last day of the Plan Year in which such dividends were paid. Interest earned on the dividends will be allocated to the ESOP Account as reinvested earnings on Employer Matching Contributions. Dividends on the U S WEST Shares held in the loan suspense account described in Section 3A.5 shall be used to repay any outstanding Acquisition Loans. See Section 6.5 for missing Account Owners and uncashed checks.

3A.8 - Provision for Allocation of ESOP Shares in Connection with Change in
       --------------------------------------------------------------------
       Control.
       -------

         (a) Notwithstanding any other provisions of this Plan, the provisions of this Section 3A.8 shall apply.

         (b) Change in Control Provisions. Upon the occurrence of a Change in Control (as defined in Section 3A.8(f)), the following provisions shall be applicable for the period commencing on the date on which a Change in Control occurs and ending with the earlier of the fifth anniversary of such date or the date on which all unallocated U S WEST Shares have been fully allocated to the ESOP Accounts of Participants (the "Change in Control Period"):

                  (i) upon a Change in Control, U S WEST shall immediately make a contribution to the Plan in an amount sufficient to permit the Trustee to pay off all outstanding Acquisition Loans;

                  (ii) the Trustee shall immediately use such contribution to repay all outstanding Acquisition Loans;

                  (iii) Financed Shares released from a loan suspense account as a result of such prepayment of an Acquisition Loan shall be allocated to the ESOP Accounts of Participants, without regard to the Matching Formula, in proportion to their Compensation for the Plan Year;

                  (iv) to the extent that such allocations of released shares, together with other annual additions, would exceed the limitation in
Article IV or would otherwise exceed the limitations imposed by section 415 of the Code for the limitation year, such shares shall be reallocated among other Participants to the maximum extent permitted;

                  (v) any released shares which may not be allocated to Participants' ESOP Accounts in the Plan Year in which the Change in Control occurs shall be held in a section 415 suspense account, pursuant to Treasury Regulations section 1.415-6(b)(6), and shall be allocated to Participants' ESOP Accounts, in proportion to their Compensation, in each subsequent year to the maximum extent permitted by section 415 of the Code.

         (c) Restrictions on Trustees. The assets of the Plan shall not be transferred to any successor Trustee (whether by spin-off, merger, consolidation, transfer of assets, or otherwise) or to any other funding vehicle unless it is trusteed by a corporate Trustee which has trust assets in excess of ten billion dollars and such successor Trustee specifically agrees in writing to comply with the provisions of this Section 3A.8.

         (d) Amendment. The provisions of this Section 3A.8 may not be amended during a Change in Control Period without the written consent of a majority of both (i) all Participants who were actively employed by a Participating Company immediately prior to the Change in Control, and (ii) all Participants who are actively employed by a Participating Company at the date of such amendment. A Participant shall not be deemed to have consented in a form approved by U S WEST to any amendments affecting this Section 3A.8 unless actual written consent is received by U S WEST.

         (e) Restriction on Plan Termination or Merger. The Plan may not be terminated, nor may the Plan be merged or consolidated with, nor may the assets of the Plan be transferred to, any other Plan (other than pursuant to an Interchange Agreement) during any period in which any shares are unallocated.

         (f) Change in Control. For purposes of this Section 3A.8, a "Change in Control" shall be deemed to have occurred if a change in the beneficial ownership of U S WEST's voting stock or a change in the composition of the Board of Directors is the result of any of the following:

                  (i) any "person" (as such term is used in sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, stock representing 20 percent or more of the total voting power of U S WEST's then outstanding stock, unless through a transaction arranged by, or consummated with the prior approval of the Board of Directors;

                  (ii) if a tender offer (for which a filing has been made with the Securities and Exchange Commission which purports to comply with the requirements of section 14(d) of the Securities Exchange Act of 1934 and the corresponding Securities and Exchange Commission rules) is made for U S WEST Shares, which has not been arranged by or consummated with the prior approval of the Board of Directors, then upon the first to occur: either (i) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment U S WEST Shares with 20 percent or more of the total voting power of voting stock, or (ii) three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of U S WEST stock when the offer terminates; or

                  (iii) any period of two consecutive calendar years during which there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by U S WEST's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

         (g) U S WEST shall give written notice to the Trustee of any of the events described in paragraphs (b)(i), (b)(ii), or (b)(iii) of this Section 3A.8 upon the occurrence of such event.

3A.9 - ESOP Diversification.
       --------------------

         (a) Special One-Time Election. An Employee who has attained age 55 may direct that all or any portion of the amounts credited to his ESOP Account be transferred among the funds specified in paragraphs (b), (c), (d), (e), (f), and (i) of Section 2.5 in accordance with Section 2.6. The direction described in this Section 3A.9(a) may be exercised only one time by any Employee and applies to amounts in the ESOP Account at the time of the direction.

         (b) Qualified Participant. Each Participant who has attained age 55 and has completed at least 10 years of participation in the ESOP may elect, in accordance with Section 2.6, that any whole percentage of his ESOP Account be transferred among the funds specified in paragraphs (b), (c), (d), (e), (f), and
(i) of Section 2.5; provided, however, that he shall have no right to make a transfer election if the value of his ESOP Account, at the time of the transfer, is $500 or less. The election under this Section 3A.9(b) may be made once each Plan Year during the six consecutive Plan Years beginning with the Plan Year in which the Participant first elects a transfer under this subsection.

         (c) Non-Employee Account Owners. A former Employee, Alternate Payee, or Beneficiary may direct that all or any portion of the amounts credited to his ESOP Account be transferred among the funds specified in paragraphs (b),
(c), (d), (e), (f), and (i) of Section 2.5 in accordance with Section 2.6. There is no limitation on the number of such transfers.

         (d) Pre-85 Match. The Pre-85 Matching Account may be invested in any of the funds specified in paragraphs (b), (c), (d), (e), (f), and (i) of
Section 2.5 in accordance with Section 2.6.

                                   ARTICLE IV

                         LIMITATION ON ANNUAL ADDITIONS

         The Annual Additions to all the Accounts of a Participant shall not exceed the lesser of $30,000 (as adjusted by the Secretary of the Treasury) or 25% of the Participant's Compensation from the Company and all Related Companies during the Plan Year.

         This limitation shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2)) after separation from service which is treated as an Annual Addition. In the event that Annual Additions to all the Accounts of a Participant would exceed the limitations of this Article IV, they shall be reduced in the following order: (i) unmatched After-Tax Contributions, (ii) unmatched Before-Tax Contributions, (iii) matched After-Tax Contributions (and the corresponding match), and (iv) matched Before-Tax Contributions (and the corresponding match). The excess Before-Tax or After-Tax Contributions, adjusted to reflect any investment earnings (but not any investment losses), shall be refunded to the Participant, subject to any required withholding. Any excess Employer Matching Contribution shall be placed in a suspense account in the Plan. The amounts in the suspense account shall be used as soon as administratively practicable, at the direction of the Committee, to reduce future Employer Matching Contributions or other contributions from a Participating Company to the Plan.

         If any Company or any Related Company contributes amounts, on behalf of Participants covered by the Plan, to other Defined Contribution Plans, the limitation on Annual Additions provided in this Article IV of the Plan shall be applied to Annual Additions in the aggregate to the Plan and such other plans. Reduction of Annual Additions, where required, shall be accomplished by first refunding any voluntary contributions to Participants, then by reducing contributions under such other plans pursuant to the directions of the fiduciary for administration of such other plans or under priorities, if any, established by the terms of such other plans, and then, if necessary, by reducing contributions under the Plan.

         For only those Plan Years beginning before January 1, 2000, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0. Reduction of contributions to or benefits from all plans, where required, shall be accomplished by first reducing benefits under such other Defined Benefit Plan or plans, then by allocating any excess in the manner set out above with respect to the Plan, and finally by reducing contributions or allocating any excess contributions with respect to other Defined Contribution Plans, if any; provided, however, that adjustments necessary under this or the next preceding paragraph may be made in a different manner and priority pursuant to the agreement of the Committee and the administrators of all other plans covering such Participant, provided such adjustments are consistent with procedures and priorities prescribed by Treasury Regulations under section 415 of the Code.

                                    ARTICLE V

                                     VESTING

5.1 - Fully Vested Accounts.
      ---------------------

         A Participant's Before-Tax Account, After-Tax Account and Rollover Account shall be 100% vested and nonforfeitable at all times.

5.2 - ESOP Account.
      ------------

         (a) The interest of each Participant in his ESOP Account shall vest and become nonforfeitable as follows:

                  (i) Such Account shall become 100% vested at such time that the Participant:

                           (A)    is entitled to retire on an immediate service
pension under the U S WEST Pension Plan,

                           (B)    separates from service at the expiration of
Company-provided disability benefits,

                           (C)    attains Normal Retirement Age while an
Employee,

                           (D)    separates from service pursuant to the
provisions of the Management Separation Plan or the terms of the applicable bargaining agreement that is similar in nature or, in accordance with a Participating Company's practices with respect to technological displacement or layoff,

                           (E)    dies while employed by the Company or a
Related Company, or

                           (F)    ceases to participate in the Plan as a result
of a sale or other disposition which satisfies the requirements of Code section 401(k)(10)(A)(ii) or (iii) by a Participating Company of (1) substantially all the assets used by such Participating Company in a trade or business in which the Participant is employed to an unrelated corporation or (2) its interest in a subsidiary in which the Participant is employed to an unrelated entity or individual.

                  (ii) If paragraph (i) does not apply, the ESOP Account shall become vested in accordance with the following schedule, except that the PAYSOP subaccount of the Matching Contribution Account shall always be 100% vested:

                      Years of
                      Vesting Service     Percentage Vested
                      ---------------     -----------------

                      less than 3                  0%
                      3 or more                  100%

         (b) If a rehired Participant has an ESOP Account balance when he is rehired (or if his previously forfeited ESOP Account balance is restored pursuant to subsection (d) below), and the Participant notifies the Committee of his past Service, all Service from both episodes of employment shall be taken into account when determining the vested percentage of his ESOP Account.

         (c) If a rehired Participant has forfeited his ESOP Account, the forfeiture may be restored under Subsection (d) below. Whether or not such forfeiture is restored, all Service from both episodes of employment shall be taken into account when determining the vested percentage of the ESOP Account if the Participant notifies the Committee of his past Service.

         (d) A Participant's non-vested interest in his Accounts shall be forfeited on the fifth anniversary of his Severance Date, unless he becomes an Employee before such date or an earlier forfeiture is permitted by one of the following rules. If a Participant receives a distribution of his entire vested interest in his Accounts, his non-vested interest in his Accounts shall be forfeited as of the day he received the distribution. If a Participant has a vested Account balance of $0 when he incurs a Break in Employment, his non-vested interest in his Accounts shall be forfeited as of his last day of employment. Forfeitures shall be applied in accordance with Section 3.11. If a former Participant who has suffered a forfeiture becomes an Employee before the fifth anniversary of his Severance Date, he may repay to the Plan the entire amount previously distributed to him within 60 months after such reemployment; if he does so, any amounts previously forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the date on which the forfeiture occurred) shall be reinstated to the Participant's Accounts within a reasonable time after such repayment. Such reinstatement shall be made from forfeitures of Participants occurring during the Plan Year in which such reinstatement occurs to the extent such forfeitures are attributable to contributions by the same Participating Company and earnings on such contributions; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made from the current year's contribution by that Participating Company to the Plan.

         (e) Any repaid and reinstated amounts pursuant to Subsection (d) shall be invested according to the Participant's investment direction, except that the portion of the repaid and restored amounts replacing funds attributable to Employer Matching Contributions and Company Discretionary Contributions that must be allocated to the ESOP Account. The number of Units credited to a Participant's Accounts through the investment of the repaid and reinstated amounts shall be based on the Value of the Units representing each type of investment as of the Valuation Date on which such repayment is made. Except for the Units credited to the Participant's Accounts during the Plan Year of distribution and each of the two preceding Plan Years, such Units shall be credited with respect to the Plan Years for which Units were credited to the Participant's Accounts immediately before the distribution which resulted in the forfeiture. For purposes of the preceding sentence, the Value of the Units credited with respect to such Plan Year shall equal the Value, at the time of distribution, of the Units credited to such Plan Year which were distributed.

                  Units credited from the reinstatement of forfeited amounts and from the portion of the repaid amounts attributable to Units credited to the Participant's Accounts during the Plan Year of distribution and each of the two preceding Plan Years shall be credited with respect to the Plan Year in which repayment is made and the preceding two Plan Years. The Units credited with respect to the Plan Year in which repayment is made shall equal the Value, at the time of distribution, of the Units credited with respect to the Plan Year of distribution. The Units credited with respect to each of the two Plan Years preceding the Plan Year of repayment shall equal the Value, at the time of distribution, of the Units credited with respect to each of the two Plan Years, respectively, preceding the Plan Year of distribution.

                  Any amount reinstated pursuant to subsection (d) above shall be treated as a contribution made on the date of reinstatement for purposes of applying Section 6.2 of the Plan.

                                   ARTICLE VI

                                  DISTRIBUTIONS

6.1 - Distribution of Benefits after Termination of Employment.
      --------------------------------------------------------

         This Section 6.1 contains the rules for distributions once a Participant is no longer on the payroll of the Company or Related Companies. See
Section 6.2 for distributions while the Participant is still on the payroll of the Company or a Related Company. See Section 6.3 for distributions to Beneficiaries and Section 6.4 for distributions to Alternate Payees.

         (a) General Rule. In general, a Participant's distribution shall be processed as soon as practicable after the Participant's Break in Employment, and after the Participant requests the distribution pursuant to Section 2.6.

         (b)      Exceptions to General Rule.

                  (i) Restrictions Imposed by the Code on Before-Tax Accounts. No amount may be distributed to the Participant from his Before-Tax Account after his Break in Employment unless (A) the Break in Employment constituted a separation from service within the meaning of Code section 401(k)(2)(B)(i)(I); (B) the Participant incurred a disability for which he receives disability benefits from the Social Security Administration; (C) the Plan terminates, the Company and Related Companies do not establish or maintain any other defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), and the Participant receives a lump sum distribution of his Account; (D) the Participant has attained age 59 1/2; (E) the Participant has a financial hardship that would allow him (if he were still an Employee) to take a hardship withdrawal under Section 6.2; (F) the Participant's employer was the Company or a corporate Related Company that sold or disposed of substantially all of the assets used in a trade or business, the Participant continues employment with the acquiring corporation, the Participant elects a lump sum distribution of his vested Account, and the distribution is paid by the end of the second calendar year after the calendar year of the asset sale; or (G) the Company or a corporate Related Company sold or disposed of its interest in a subsidiary employing the Participant, the Participant continues employment with the subsidiary, the Participant elects a lump sum distribution of his vested Account, and the distribution is paid by the end of the second calendar year after the calendar year of the sale or disposition of the subsidiary.

                  (ii) Transfer to Another Plan. No distribution or other payment may be made to a Participant if assets attributable to the Participant's Accounts are transferred to another plan in a transaction described in Section 10.4.

                  (iii) Rehire. No distribution shall be made under this Section after the date a Participant is reemployed by the Company or a Related Company, except for installment payments that were elected before the Participant was reemployed, as provided in Section 6.1(d)(ii)(B).

                  (iv) QDRO. When the Committee receives a signed order from a court that purports to be a QDRO, the Participant may not receive a distribution under this Section until the Committee has finally disposed of the order, except for the minimum distribution under Section 6.1(f) below that is necessary to comply with Code section 401(a)(9). In addition, the Committee may temporarily freeze distributions under this Section (except for the minimum distribution under Section 6.1(f) below that is necessary to comply with Code section 401(a)(9)) because a domestic relations order affecting the Participant is or may be in the process of becoming a QDRO.

                  (v) ESOP Dividends. See Section 3A.7 for the special rules relating to the distribution of dividends on U S WEST Shares in a Participant's ESOP Account.

         (c) Amount Distributable. The amount of the benefits distributable to a Participant upon a request for distribution following a Break in Employment shall be the vested portion of his Accounts, less the outstanding balance of any loan. See Section 6.1(b)(iv) for temporary freezes when a QDRO is involved.

         (d)      Form of Distribution.

                  (i) Lump Sum. The normal form of distribution shall be a single payment.

                  (ii)     Installments.

                           (A)    General. A Participant may elect in accordance
with Section 2.6 that all of the amount distributable be distributed in the form of approximately equal annual installments to be paid over a period not to exceed the Participant's life expectancy (calculated at the time distributions begin, according to IRS tables, and rounded down to a whole year). Each installment shall consist of an approximately equal number of Units. Installments are paid annually, at approximately the same time each year. A Participant who elects installments may elect a lump sum payment of the remaining balance at any time.

                           (B)    Rehire. If a Participant who is receiving
installments becomes an Employee again, the installments will continue as originally scheduled, unless the Participant elects to discontinue installments during the period of reemployment.

                                  (1)    Installments Continued. This clause (1)
applies if installments are continued during the later episode of employment. A separate Account will be established for the Participant's benefits for the later episode of employment. The Participant's Account from the earlier episode of employment is not available for distribution under Section 6.2 and is ignored when determining the amount the Participant can borrow under Section 11.10. If the Participant's later episode of employment terminates before all installments are paid, then installment payments will continue to be made on the same schedule, but the amount of each remaining payment will be increased so that the entire vested balance in all the Participant's Accounts (from both episodes of employment) are paid out in the remaining installments.

                                  (2)    Installments Discontinued. This clause
(2) applies if installments are discontinued during the later episode of employment. Benefits from the later episode of employment will be added to the Account containing the benefits from the earlier episode of employment. The Participant may take in-service distributions under Section 6.2 from his entire Account, and may borrow from his entire Account as permitted under Section
11.10. When the Participant again terminates employment, he may make a new distribution election under this Section, and that election shall apply to his entire Account.

                           (C)    Installments Unavailable for Participants With
PCRA Investments. Effective May 1, 2000, a Participant may not elect installments if any portion of his Account is invested in the PCRA. A Participant who elected installments before May 1, 2000 shall not be permitted to invest any additional amounts in the PCRA, and shall be required to sell all amounts in the PCRA no later than April 30, 2001.

                           (D)    Accounts and Investments From Which
Installments are Taken. An installment shall be taken pro-rata from each of the Participant's Accounts, in proportion to the vested balance of each Account and pro rata from each investment fund in the Accounts.

                  (iii) Deferred Withdrawals. A Participant who has not elected installment payments may elect, in accordance with Section 2.6, to receive one or two deferred withdrawals in any Plan Year. Deferred withdrawals shall either be (A) not be less than $100 and shall be in increments of $25, or
(B) shall be the entire vested Account balance (ignoring any dividends that are awaiting distribution under Section 3A.7). A deferred withdrawal shall be taken from the following Accounts, in the following order: After-Tax Account (unmatched After-Tax Contributions and corresponding earnings distributed before matched After-Tax Contributions and corresponding earnings); ESOP Account; Rollover Account; Before-Tax Account (unmatched Before-Tax Contributions and corresponding earnings distributed before matched Before-Tax Contributions and corresponding earnings).

                  (iv)     In-Kind Distributions. All distributions under this
Section 6.1 shall be paid in cash except to the extent that the distributed amount was invested in the U S WEST Shares Fund, the Combined Shares Fund, or the MediaOne Group Shares Fund and the Employee elects to receive that portion of his withdrawal in whole shares of common stock of U S WEST, Inc. or MediaOne Group Inc., as applicable (with fractional shares paid in cash).

         (e) Consent. A Participant must consent to any distribution from his Accounts, with the following exceptions. A Participant's consent is not needed for distributions that are necessary to satisfy the limitations discussed in Articles III and IV. A Participant's consent is not needed for distributions to an Alternate Payee. A Participant's consent is not required for the Plan to make the minimum required distributions discussed in Section 6.1(f).

         (f) Latest Date of Distribution. A Participant who attains age 70 1/2 during a calendar year must elect a lump sum distribution or installments, with the lump sum or the first installment to be received in the year in which the Participant attains age 70 1/2, or by April 1 of the following year. The second installment shall be received in the year after the year in which the Participant attained age 70 1/2. Subsequent installments shall be received annually. The amount of each installment shall be at least as large as the minimum distribution required under Code section 401(a)(9), which shall be determined by not recalculating any life expectancy.

6.2 - Distribution While a Participant is an Employee.
      -----------------------------------------------

         (a)      Partial Withdrawal.

                  (i) Amount of Withdrawal. An Employee may withdraw any specified dollar amount (in $25 increments, with a $100 minimum) from his After-Tax Account and his vested ESOP Account, except for (A) any After-Tax Contribution that was matched during the Plan Year of the withdrawal or the two preceding Plan Years, (B) any ESOP Contribution for the Plan Year of the withdrawal or for the preceding two Plan Years, or (C) investment earnings on the amounts in (A) or (B).

                  (ii) Source of Withdrawal. A withdrawal under this subsection (a) shall be taken first from the Employee's After-Tax Account (to the extent those amounts may be withdrawn), and the remainder of the withdrawal shall be taken from the Employee's ESOP Account. Amounts shall be withdrawn from the After-Tax Account on a first-in-first-out basis, and unmatched After-Tax Contributions and corresponding earnings will be withdrawn before matched After-Tax Contributions and corresponding earnings.

                  (iii) Limits. Only two withdrawals are permitted under this subsection (a) in any one Plan Year. If an Employee takes two withdrawals in a Plan Year, then as soon as administratively practicable after the second withdrawal, the Matching Formula for the Employee shall be zero for the next three months that the Employee makes After-Tax or Before-Tax Contributions.

         (b)      Full Withdrawal.

                  (i) Amount of Withdrawal. An Employee may withdraw the entire amount from his After-Tax Account, his vested ESOP Account, and his Rollover Account, except for any Participating Company contribution for the Plan Year of the withdrawal or for the preceding two Plan Years (or investment earnings thereon). Furthermore, an Employee over age 59 1/2 may elect to withdraw, in addition to those amounts identified in the preceding sentence, the entire amount from his Before-Tax Account.

                  (ii) Limits. Only one full withdrawal is permitted under this subsection (b) in any one Plan Year, except that a second full withdrawal is permitted if it is made in conjunction with a hardship withdrawal under subsection (c). As soon as administratively practicable after the full withdrawal, the Matching Formula for the Employee shall be zero for the next six months that the Employee makes After-Tax or Before-Tax Contributions.

         (c) Hardship Withdrawal. An Employee under age 59 1/2 may withdraw all or any portion from his Before-Tax Account, provided that the Employee has an immediate and heavy financial need, as defined in paragraph (i), the withdrawal is needed to satisfy the financial need, as explained in paragraph
(ii), and the amount of the withdrawal is at least $300 but the amount of the withdrawal does not exceed the limits in paragraph (iii).

                  (i) Financial Need. The following expenses constitute an immediate and heavy financial need:

                           (A)    medical care that has been incurred (or
payments necessary to obtain medical care) on behalf of the Employee, the Employee's spouse, or the Employee's dependents (as defined in Code section
152);

                           (B)    costs directly associated with the purchase of
a principal residence of the Employee (excluding mortgage payments);

                           (C)    tuition, related educational fees, and room
and board for the next 12 months of post-secondary education of the Employee, the Employee's spouse, or the Employee's dependents (as defined in Code section
152);

                           (D)    payments needed to prevent the Employee from
being evicted from his principal residence;

                           (E)    payments needed to prevent the foreclosure on
the mortgage on the Employee's principle residence; and

                           (F)    any other expenses specifically identified in
Treasury Regulation section 1.401(k)-1(d)(2)(iv)(A), as amended.

                  (ii) Satisfaction of Need. The withdrawal is necessary to satisfy the Employee's financial need if (A) the Employee has obtained all withdrawals and all non-taxable loans available from the Company's and any Related Companies' qualified plans, (B) for a period of at least 12 months from the date the Employee receives the withdrawal, he ceases to make After-Tax and Before-Tax Contributions and elective contributions to all qualified and non-qualified plans maintained by the Company or any Related Company, (C) the Before-Tax Contributions that the Employee makes in the calendar year after the withdrawal are limited to the dollar limit in effect under Code section 402(g)(1) for the calendar year after the withdrawal, less the Employee's Before-Tax Contributions made during the calendar year of the withdrawal, and
(D) the Employee represents (and the Company does not have actual knowledge to the contrary) that the financial need cannot reasonably be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidating the Employee's assets, (3) by ceasing After-Tax and Before-Tax Contributions to the Plan and to any other plan maintained by the Company or a Related Company, or
(4) by borrowing from commercial sources on reasonable commercial terms.

                  (iii) Maximum Withdrawal. An Employee may not withdraw more than the sum of the amount needed to satisfy his financial need and any taxes and penalties resulting from the withdrawal. The Committee shall establish procedures to determine the amount of any taxes and/or penalties that result from the hardship withdrawal. The maximum withdrawal is the Before-Tax Contributions then in the Employee's Account and any earnings credited to his Before-Tax Account before 1989.

         (d) Age 70 1/2 Withdrawals. An Employee who attains age 70 1/2 during a Plan Year must make a withdrawal election with respect to the balance in his Accounts. He has two choices, as detailed below. If he does not make a choice before the deadline established by the Committee (the deadline will normally be towards the end of November), he shall receive a single payment of his entire vested Account balance by the end of the Plan Year.

                  (i) Single Payment. He may withdraw his entire vested Account balance by the end of the Plan Year in which he attains age 70 1/2. If any additional amounts are contributed to his Account after the complete withdrawal, then, each succeeding Plan Year (towards the end of the Plan Year) he shall also receive a withdrawal of the entire vested balance in his Accounts.

                  (ii) Installments. He may elect to be paid his entire vested balance in 2 to 15 annual installments. Each installment shall consist of an approximately equal number of Units. Installments are paid annually, on approximately the same date each year. Once the Participant incurs a Break in Employment, each annual installment shall be increased, if necessary, to comply with the minimum distribution required by Code section 401(a)(9). If the Participant is still an Employee after he has received all his installments, he shall receive, each succeeding year, the entire vested balance in his Account. A Participant who has elected to receive installments may subsequently elect at any time to receive the entire remaining vested balance in his Account.

                  (iii) Accounts and Investments From Which Installments are Taken. An installment shall be taken pro-rata from each of the Participant's Accounts, in proportion to the vested balance of each Account and pro rata from each investment fund in the Accounts.

         (e) Form of Withdrawal. Hardship withdrawals under subsection (d) shall be paid in cash. All other withdrawals under this section 6.2 shall be paid in cash except to the extent that the withdrawn amount was invested in the U S WEST Shares Fund, the Combined Shares Fund, or the MediaOne Group Shares Fund and the Employee elects to receive that portion of his withdrawal in whole shares of common stock of U S WEST, Inc. or MediaOne Group Inc., as applicable (with fractional shares paid in cash).

         (f) Suspensions. The 3-month suspension in the match for partial withdrawals and the 6-month suspension in the match for full withdrawals shall run consecutively. The 3-month and 6-month suspensions shall also be treated as running during the 12-month suspension of After-Tax and Before-Tax Contributions after a hardship withdrawal. Thus, for example, an Employee who took a full withdrawal and then a hardship withdrawal will resume receiving a match immediately upon resuming his Before-Tax or After-Tax Contributions after the 12-month hardship suspension.

         (g) QDRO. When the Committee receives a signed order from a court that purports to be a QDRO, the Participant may not receive a distribution under this Section until the Committee has finally disposed of the order. In addition, the Committee may temporarily freeze distributions under this Section because a domestic relations order affecting the Participant is or may be in the process of becoming a QDRO.

         (h) ESOP Dividends. See Section 3A.7 for the special rules relating to the distribution of dividends on U S WEST Shares in a Participant's ESOP Account.

6.3 - Distributions to Beneficiary(ies).
      ---------------------------------

         (a) General. Each Beneficiary shall receive a lump sum payment of the entire amount left to him, unless the Participant elected for the Beneficiary to be paid two annual installments. Payment will be made as soon as administratively practicable following the Participant's death and the Beneficiary's completion of the distribution procedures. The second installment (if there is one) shall be paid approximately one year after the first installment.

         (b) Death of Beneficiary. If a Beneficiary dies after the Participant but before the lump sum payment or both installments have been made, a lump sum payment of the Participant's remaining Account balance will be made to the Beneficiary's estate.

         (c) Form of Withdrawal. All distributions under this Section 6.3 shall be paid in cash except to the extent that the withdrawn amount was invested in the U S WEST Shares Fund, the Combined Shares Fund, or the MediaOne Group Shares Fund and the Beneficiary elects to receive that portion of his withdrawal in whole shares of common stock of U S WEST, Inc. or MediaOne Group Inc., as applicable (with fractional shares paid in cash).

         (d) Accounts and Investments From Which Installments are Taken. Any distribution of less than the entire balance of the Participant's Account shall be taken pro-rata from each of the Participant's Accounts, in proportion to the balance of each Account, and shall be made pro rata from the investment funds in each Account.

         (e) ESOP Dividends. See Section 3A.7 for the special rules relating to the distribution of dividends on U S WEST Shares in an ESOP Account.

6.4 - Distributions to Alternate Payees.
      ---------------------------------

         A QDRO may provide an Alternate Payee with the same distribution options as a Participant who has terminated employment and separated from service within the meaning of Code section 401(k)(2)(B)(i)(I); the QDRO may limit the choices otherwise available to the Alternate Payee. Sections 6.1 and 6.3, which discuss the distribution options of terminated Participants and their Beneficiaries, shall be applied to the Alternate Payee, to the extent permitted by the QDRO, by treating the Alternate Payee as a Participant who has terminated employment and separated from service.

6.5 - Inability to Locate Participant; Forfeitures of Small Amounts.
      -------------------------------------------------------------

         Each Account Owner must file with the Committee from time to time in writing his address, the address of each beneficiary (if applicable), and each change of address. Any communication, statement, or notice addressed to such individual at the last address filed with the Committee (or if no address is filed with the Committee then at the last address as shown on the appropriate Participating Company's records) will be binding on such individual for all purposes of the Plan. The Committee is under no legal obligation to search for or locate an Account Owner, but may decide to use reasonable efforts to do so.

         If amounts become distributable under the Plan and the Committee is unable to locate the Account Owner to whom the distribution is payable, his Accounts shall be forfeited. The forfeiture shall be dealt with in accordance with Section 3.11. If, after such forfeiture, the missing Account Owner later claims such benefit, such Accounts shall be reinstated from available forfeitures, or if those are insufficient, by an additional Participating Company contribution.

         The Plan may, at the sole discretion of the Committee, charge a fee to replace uncashed checks from the Plan or to prepare any type of distribution or withdrawal, including corrective distributions pursuant to Article III. For uncashed checks, if the fee is greater than the amount of the uncashed check, and the check has remained uncashed for a certain length of time (as established by the Committee), the Account Owner shall forfeit the entire amount of the uncashed check. For distributions and withdrawals, if the fee is equal to or greater than the amount of the distribution or withdrawal, the Account Owner shall forfeit the entire amount of the distribution or withdrawal. This forfeiture shall be treated in the same fashion as a forfeiture under Section 3.11.

6.6 - Direct Rollovers.
      ----------------

         If a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover; provided, however, that a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have the entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan.

6.7 - Timing of Distributions and Withdrawals.
      ---------------------------------------

         In general, any distribution or withdrawal will be processed as soon as administratively practicable, subject to the reasonable procedures promulgated by the Committee and Trustee. However, no payment will be made until the Account Owner has completed the appropriate procedures for requesting a distribution or withdrawal and the Trustee or Committee (as appropriate) has been able to verify the Account Owner's eligibility for the type of distribution or withdrawal that the Account Owner has requested. Payment may be further delayed for any administrative reason, including, for example, but not limited to, the time necessary to liquidate the assets in the Account, the time needed to prepare the check(s), and the time needed to verify the identity of a Beneficiary.

6.8 - Return of Basis.
      ---------------

         For purposes of Code section 72, the Plan contains two separate contracts, one for After-Tax Contributions made before 1987 and the investment earnings thereon, and the other for all other contributions and their investment earnings.

                                   ARTICLE VII

               NAMED FIDUCIARIES - ALLOCATION OF RESPONSIBILITIES

7.1 - No Joint Fiduciary Responsibilities.
      -----------------------------------

         The named fiduciaries designated in the Plan or Trust Agreement shall have only the responsibilities specifically allocated to them herein or in the Trust Agreement. Named fiduciaries shall have only the responsibilities specifically allocated to them in such appointment. All allocations of responsibilities to named fiduciaries are intended to be mutually exclusive, and there shall be no sharing of fiduciary responsibilities. Whenever one named fiduciary is required by the Plan, Trust Agreement, or appointment to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. In addition, the Company may allocate responsibility for the operation and administration of the Plan in accordance with its terms.

7.2 - The Participating Companies.
      ---------------------------

         Each Participating Company shall be responsible for: (i) making its respective contributions hereunder and (ii) keeping accurate records with respect to its Employees and their Compensation and furnishing such data to the Committee.

7.3 - U S WEST.
      --------

         (a) Acting in its capacity as Plan sponsor and not as a Fiduciary, U S WEST shall be responsible for:

                  (i) Amendment or termination of the Plan pursuant to the terms of Article X herein;

                  (ii) Subject to Section 7.8(d), appointment of any third party service providers and vendors to the Plan other than fiduciaries; and

                  (iii) Appointment and removal of the members of the Committee and Investment Committee.

         (b) U S WEST shall also be responsible for exercise of the Plan Administrator's duties in the absence of the Committee.

7.4 - The Committee.
      -------------

         U S WEST or its delegate shall appoint the Committee consisting of not fewer than three nor more than seven persons. The Committee shall be a named fiduciary of the Plan. The members of the Committee shall hold office at the pleasure of U S WEST or its delegate, and shall serve without compensation. The Committee shall comply with the provisions of ERISA pertaining to the powers and responsibilities of administrators and named fiduciaries. The Committee may delegate its responsibility to employees of U S WEST or any Related company or to agents outside of U S WEST and Related Companies.

7.5 - The Investment Committee.
      ------------------------

         U S WEST or its delegate shall appoint the Investment Committee consisting of at least one person, but not more than seven persons. The Investment Committee shall be a named fiduciary of the Plan. The members of the Investment Committee shall hold office at the pleasure of U S WEST or its delegate, and shall serve without compensation. The Investment Committee shall comply with the provisions of ERISA pertaining to the powers and responsibilities of named fiduciaries. The Investment Committee may delegate its responsibility to employees of U S WEST or any Related Company or to agents outside of U S WEST and Related Companies.

7.6 - Delegation.
      ----------

         The Committee, the Investment Committee, IMC and the other named fiduciaries may delegate any of their responsibilities hereunder by designating in writing other persons to carry out specified responsibilities, except as may be limited or prohibited by the Code or ERISA. Unless otherwise stated in the delegation, each delegation shall include all power, authority and discretion of the named fiduciary making such delegation with respect to the function delegated.

7.7 - The Trustee.
      -----------

         The Trustee shall be responsible for: (a) the investment of the Trust Fund to the extent and in the manner provided in the Trust Agreement, (b) the custody and preservation of Trust assets delivered to it, and (c) for making such payments from the Trust Fund as the Committee, the Investment Committee or IMC shall direct.

7.8 -  Allocation of Fiduciary Responsibilities.
       ----------------------------------------

         (a) The Committee shall be the Plan Administrator and shall have all power and authority necessary for that purpose, including, but not by way of limitation, the full discretion and power to interpret the Plan, to determine the eligibility, status and rights of all persons under the Plan and in general to decide any dispute. The Committee shall direct the Trustee concerning all non-investment related distributions from the Trust Fund, in accordance with the provisions of the Plan and Trust Agreement, and shall have such other powers in the administration of the Trust Fund as may be conferred upon them by the Trust Agreement. The Committee shall maintain all Plan records except to the extent responsibility is delegated to others to maintain records of the Trust Fund. The Committee shall have the discretion and authority to determine conclusively for all parties all questions arising in the administration of the Plan, and any decision of the Committee shall not be subject to further review.

         (b) The Investment Committee (or its delegate) shall be the named fiduciary solely with regard to the following functions regarding the management and investment of Plan assets:

                  (i)      appointing and removing Trustees,

                  (ii) approving processes and policies for the payment of investment related Plan expenses and approving reimbursement of expenses of U S WEST and its subsidiaries including IMC, and

                  (iii) approving the Investment Funds to be directly managed by IMC and the general investment strategies with respect to such directly managed Investment Funds.

The Investment Committee shall have all power and authority necessary for these purposes.

         (c) IMC shall be the named fiduciary for all purposes of the management and investment of Plan assets except for those functions which are the responsibility of the Investment Committee as set forth in subsection (b) and except as provided in subsection (e) below. Such powers of IMC shall include, without limitation, appointing, removing and monitoring Investment Managers and other persons appropriate for trust management and reviewing the performance of all Investment Funds. IMC shall have all power and authority necessary for these purposes.

         (d) With regard to their respective functions, the Committee's, Investment Committee's and IMC's authority shall include the following:

                  (i) the selection of agents and fiduciaries to operate and administer the Plan and Trust;

                  (ii) the selection of agents and other providers of services to the Plan;

                  (iii) the periodic review of the performance of such agents, service providers, managers, and fiduciaries;

                  (iv) certifying to the Trustee the names and specimen signatures of the members of the Committee, Investment Committee or IMC (or their delegates) acting from time to time;

                  (v) approving all expenses other than those subject to the approval of the Investment Committee; and

                  (vi) establishing compensation arrangements for other fiduciaries, agents and service providers.

         (e) Notwithstanding the preceding provisions of this Section or any other provision of this Plan, neither the Investment Committee, the Committee, IMC, the Board of Directors, a Participating Company, the Trustee nor any Investment Manager shall be a Fiduciary with respect to the designation or direction by an Account Owner of Investment Funds with respect to that Account Owner's Account. Each Account Owner shall be the named Fiduciary (except as otherwise provided by section 404(c) of ERISA) with respect to any designation, direction or other exercise of control of Investment Funds with respect to his Account. As a result, with respect to designations and directions described in this Plan and any other exercise of control by an Account Owner over assets in his Account, such Account Owner shall be solely responsible for such actions and neither the Investment Committee, the Committee, IMC, the Trustee, a Participating Company, the Board of Directors nor any other person or entity which is otherwise a Fiduciary shall be liable for any loss or liability which results from such Account Owner's exercise of control.

7.9 - Organization of the Committee.
      -----------------------------

         (a) The Committee shall elect a chairman and appoint a Secretary. The Committee shall adopt such by-laws and rules of procedures as it deems desirable for the conduct of its affairs and for the administration of the Plan.

         (b) The Investment Committee may adopt by-laws and rules of procedure, as it deems desirable.

         (c) The Committee and Investment Committee may appoint agents (who need not be members of the committee) to whom it may delegate such powers, as it deems appropriate. Each committee may make its determinations with or without meetings. Each committee may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of either committee shall constitute the action of that committee.

7.10 - Agent for Process.
       -----------------

         U S WEST's Deputy General Counsel - Litigation shall be the agent of the Plan for service of all legal process.

7.11 - Claims Procedure.
       ----------------

         (a) All claims for benefits shall be filed in writing by the Account Owner, or his authorized representative, by completing such procedures as the Claims Administrator shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information.

         (b) The Claims Administrator shall review all materials and decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Claims Administrator to the claimant within 90 days after the receipt of the claim by the Claims Administrator, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the claimant (prior to the expiration of the 90-day period) and the extension shall not exceed 90 days. (If a notice is not provided within the foregoing time periods, the claim shall be considered denied.) Such written notice shall set forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. The claimant or the claimant's authorized representative may request such a review upon written application. The claimant may review pertinent documents and may submit issues or comments in writing. The claimant or the claimant's duly authorized representative must request such review within the reasonable period of time prescribed by the Claims Administrator. In no event shall such a period of time be less than 60 days.

         (c) Any appeal of a denied claim under the Plan shall be subject to review by the Committee. A decision on review shall be rendered within 60 days after the receipt of the request for review by the Committee. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Committee's receipt of the request for review. If such an extension of time of review is required, written notice of the extension shall be furnished to the claimant. The decision of the Committee shall be furnished to the claimant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. (If the decision on review is not furnished within the foregoing time periods, the claim shall be considered denied on review.)

         (d) The Committee shall each have full discretionary authority to determine eligibility, status and rights of all persons under the Plan and to construe any and all terms of the Plan.

                                  ARTICLE VIII

                          TRUST AGREEMENT - INVESTMENTS

8.1 - Trust Agreement.
      ---------------

         U S WEST has entered into a Trust Agreement to provide for the holding, investment and administration of the funds of the Plan. The Trust Agreement shall be part of the Plan and is incorporated into the Plan by this reference, and the rights and duties of any person under the Plan shall be subject to all terms and provisions of the Trust Agreement.

8.2 - Expenses of Trust.
      -----------------

         All taxes upon or in respect of the Trust and all expenses of administering the Trust shall be paid by the Trustee out of the trust assets, to the extent not paid by a Participating Company.

                                   ARTICLE IX

                             PARTICIPATING COMPANIES

9.1 - Adoption of Plan.
      ----------------

         Any corporation, whether or not presently existing, which is or shall become a subsidiary of a Participating Company after the date this Plan is adopted may, with the consent of the Committee, become a party to the Plan and Trust by adopting the Plan and Trust for its Employees or by being designated by the Committee to participate in this Plan. Thereafter, such Participating Company shall promptly deliver to U S WEST a certified copy of the resolutions or other documents evidencing its adoption of the Plan and Trust and a written instrument evidencing the consent of the Committee thereto.

9.2 - Agency of U S WEST.
      ------------------

         Each Participating Company by becoming a party to the Plan appoints U S WEST its agent with authority to act for it in all transactions in which U S WEST believes such agency will facilitate the administration of the Plan, including but not limited to the authority to amend and terminate the Plan.

9.3 - Disaffiliation and Withdrawal From Plan.
      ---------------------------------------

         (a)      Unless U S WEST (in its sole discretion) determines otherwise,
(i) any Participating Company that has adopted the Plan and that thereafter ceases for any reason to be a Related Company shall forthwith cease to be a party to the Plan, or (ii) U S WEST shall transfer sponsorship of the Plan to such disaffiliating Participating Company effective on or before the time of the disaffiliation. If sponsorship is transferred pursuant to clause (ii) of the preceding sentence, U S WEST (and the Participating Companies that remain Related Companies) shall cease to be parties to the Plan at the time of the disaffiliation.

         (b) Any Participating Company may, by resolution of its board of directors (or general partner or manager) and written notice thereof to U S WEST, provide from and after the end of any Plan Year for the discontinuance of Plan participation by such Participating Company and its Employees.

         (c) In accordance with this Section 9.3, Old U S WEST transfers sponsorship of the Plan to U S WEST immediately prior to the Separation Time. In accordance with and subject to the terms of the Employee Matters Agreement, all liabilities under this Plan to or relating to "Media Employees" or "Terminated Media Employees" as such terms are defined in the Employee Matters Agreement were transferred to the new savings plan sponsored by MediaOne Group, Inc. (or its affiliates) after the Separation Time (the "Media Plan"). In addition, the Plan transferred assets to the Media Plan in the amount set forth in the Employee Matters Agreement; such payment shall operate as a complete discharge of the Trustee, U S WEST, Inc. and its subsidiaries of all liabilities and obligations under this Plan to Media Employees and Terminated Media Employees.

         (d) Old U S WEST (and any subsidiary of Old U S WEST prior to the Separation Time) that is not a Related Company after the Separation Time shall be treated as Related Companies with respect to periods prior to the Separation Time but not periods after the Separation Time. Thus, if an individual was employed by Old U S WEST or any 80% owned subsidiary of Old U S WEST prior to the Separation Time (including a Media Participant) and is employed after the Separation Time by U S WEST or a Related Company, such individual's service with Old U S WEST or such subsidiary prior to the Separation Time shall be recognized under this Plan to the same extent as service with U S WEST or a Related Company, subject to all applicable break in service rules. In the case of a Media Participant, the period such person is employed by MediaOne Group, Inc. and its subsidiaries shall be included within the person's Period of Severance.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

10.1 - Amendments.
       ----------

         U S WEST expects this Plan to be permanent, but as future conditions cannot be foreseen it reserves the right to amend the Plan at any time, without prior notice to anyone. The Plan may be amended by a writing approved by U S

WEST's Board of Directors and signed on behalf of U S WEST by an officer of U S WEST duly authorized by the Board of Directors. The Plan may also be amended in writing by the Committee or other persons to the extent authority to amend the Plan has been delegated to the Committee or such other persons by the Board of Directors. Each amendment shall be effective on such date as U S WEST or its delegate may determine. No amendment or modification that affects the rights, powers, privileges, immunities or obligations of the Trustee may be made without the consent of the Trustee. Amendments may modify the rights and interests of Employees who are Participants in the Plan at the time thereof as well as future Participants but amendments may not diminish the accrued benefit (as defined in section 411(d)(6) of the Code) of any Participant as of the effective date of such amendment.

10.2 - Discontinuance or Termination of Plan.
       -------------------------------------

         (a) The Committee, with the consent of the Chairman of the Board (or, at any time when there is no Chairman of the Board, the President) and subject to the approval of the Board of Directors (or without such approval in the case of changes that, in the opinion of the Committee, are required by federal or state statutes applicable to the Participating Company or authorized or made desirable by such statutes) may discontinue contributions to the Plan or terminate the Plan. Upon a complete discontinuance of contributions, termination or partial termination of the Plan, the Accounts of all affected Participants shall become fully vested.

         (b) The Participating Companies expect to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. Any Participating Company may withdraw from the Plan as to its Employees at any time by resolution of the Participating Company's board of directors (or its general partner or its manager).

         (c) In the event of a complete termination of the Plan, Participants shall be deemed to have had a Break in Employment for purposes of the Plan. If such a Participant does not elect distribution of his Accounts under the Plan, the Participant will no longer have the withdrawal rights specified in Section 6.2.

10.3 - Failure to Contribute.
       ---------------------

         Any failure by one or more Participating Companies to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan.

10.4 - Plan Merger or Consolidation; Transfer of Plan Assets.
       -----------------------------------------------------

         (a) This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Account Owner in this Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Account Owner would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had been terminated). Where the foregoing requirement is satisfied, this Plan and its related Trust may be merged or consolidated with another qualified plan and trust.

         (b) U S WEST or the Committee may, in its discretion, authorize a plan to plan transfer, provided such a transfer will meet the requirements of section 414(l) of the Code and that all other actions legally required are taken. In the event of a transfer of assets from the Plan pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1 - Contributions Not Recoverable.
       -----------------------------

         Except where contributions or earnings are required to be returned to the Participating Company by the provisions of this Plan as permitted or required by ERISA or the Code, it shall be impossible for any part of the contributions or earnings made under this Plan to be used for, or diverted to, purposes other than the exclusive benefit of Account Owners. Notwithstanding this or any other provision of this Plan, the Participating Company shall be entitled to recover, and the Account Owners under this Plan shall have no interest in (a) any contributions made under this Plan by mistake of fact, so long as the contribution is returned within one year after payment, and (b) any contributions for which deduction is disallowed under section 404 of the Code, so long as the contributions are returned to the Participating Company within one year following such disallowance or as permitted or required by the Code or ERISA. In the event of such mistake of fact or disallowance of deductions, contributions shall be returned to the Participating Company, subject to the limitations, if any, of section 403(c) of ERISA.

11.2 - Limitation on Participant's Rights.
       ----------------------------------

         Any Participating Company or any of its subsidiaries may terminate the employment of any Employee as freely and with the same effect as if this Plan were not in existence. Participation in this Plan by an Employee shall not constitute an express or implied contract of employment between an Employee and the Participating Company or any of its subsidiaries. All benefits under the Plan shall be provided solely from the assets of the Trust.

11.3 - Receipt or Release.
       ------------------

         Any payment to any Account Owner in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee, U S WEST, and the Participating Companies. The Trustee may require such Account Owner, as a condition precedent to such payment, to execute a receipt and release to such effect.

11.4 - Alienation.
       ----------

         (a) Except as provided in (b), (c), (d), and (e) below, no Account Owner shall have any right to assign, transfer, hypothecate, encumber or anticipate his interest in any benefits under this Plan, nor shall such benefits be subject to any legal process to levy upon or attach the same for payment of any claim against any such Account Owner.

         (b) Subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such domestic relations order is a QDRO, in which case the Plan shall make payment of benefits in accordance with
Section 6.4 above and the applicable requirements of any such QDRO. Whether a domestic relations order is a QDRO shall be determined by the Committee pursuant to procedures adopted and applied in compliance with Code section 414(p) and ERISA section 206(d).

         (c) A loan described in Section 11.10 of the Plan shall not be considered a violation of this Section.

         (d) An offset made pursuant to section 206(d)(4) of ERISA shall not be considered a violation of this Section.

         (e) Compliance with a federal tax levy pursuant to Code section 6331 or the collection by the United States on a judgment resulting from an unpaid tax assessment shall not be considered a violation of this Section.

11.5 - Military Service.
       ----------------

         Notwithstanding any provision of this Plan to the contrary, contributions and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

11.6 - Governing Law.
       -------------

         This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Colorado; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan's remaining qualified within the meaning of section 401(a) of the Code. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.7 - Headings, etc. Not Part of Plan.
       -------------------------------

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

11.8 - Masculine Gender Includes Feminine and Neuter.
       ---------------------------------------------

         As used in this Plan, the masculine gender shall include the feminine gender.

11.9 - Instruments in Counterparts.
       ---------------------------

         This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

11.10 - Loans to Account Owners.
        -----------------------

         (a) Loans are available only to Participants who are employees of the Company or a Related Company and to Account Owners who are parties-in-interest (within the meaning of ERISA section 3(14)) with respect to the Plan (collectively referred to in this section as "Borrowers"). No loan shall be made to any individual while the individual falls into any of the following categories, nor shall any loan be made of amounts accrued while such individual fell into any of the following categories:

                  (i) Owner-employee within the meaning of Code section 401(c)(3); or

                  (ii) Employee or officer who owns (or is considered as owning within the meaning of Code section 318(a)(1) on any day during the taxable year of the Company or Related Company) 5% or more of the stock of the Company or any Related Company, but only if the Company or Related Company is an S corporation; or

                  (iii) Sibling (of the whole- or half-blood), spouse, ancestor or lineal descendant of any individual described in Section 11.10(a)(i) or 11.10(a)(ii),

unless such individual has furnished to the Committee a written exemption, granted by the Department of Labor, exempting the loan from the prohibited transaction provisions of ERISA and the Code. The Committee shall establish procedures to temporarily reduce the amount a Participant may borrow or to temporarily prevent a Participant from borrowing altogether when the Committee believes that an order affecting the Participant's Account is, or may be, in the process of becoming a QDRO.

         (b) The Committee shall grant any loan which meets each of the requirements of paragraphs (i), (ii) and (iii) below:

                  (i) The amount of the loan, when added to the outstanding balance of all other loans to the Borrower from the Plan or any other qualified plan of the Company or any Related Company shall not exceed the lesser of:

                           (A)    $50,000, reduced by the excess, if any, of a
Borrower's highest outstanding balance of all loans from the Plan or any other qualified plan maintained by the Company or any Related Company during the preceding 12 months over the outstanding balance of such loans on the loan date, or

                           (B)    50% of the value of the vested balance of the
Borrower's Accounts as of the date preceding the date upon which the loan is made;

                  (ii) The loan shall be for at least $1,000 and may be made in increments of $500 over such amount; and

                  (iii) No more than one loan may be outstanding to a Borrower at any time.

         (c) Each loan granted shall, by its terms, satisfy each of the following additional requirements:

                  (i) Each loan must be repaid within four years (except that if the Committee is satisfied that the loan proceeds are being used to purchase the principal residence of a Borrower, the Committee may, in its discretion, establish a term of up to 14 years for repayment);

                  (ii) Each loan must require substantially level amortization over the term of the loan, with payments not less frequently than quarterly; and

                  (iii) Each loan shall be adequately secured, with the security to consist of a portion of the Borrower's Accounts.

                  (iv) Each loan shall bear reasonable rate of interest, which rate shall be determined by the Committee in the method determined by the Committee. Until the Committee changes the method, the Committee shall cause to be calculated quarterly the average yields, of the preceding quarter, for two, five and ten year treasury notes. A spread shall be established from the treasury yield curve to reflect credit risk. This spread shall be compared to other consumer rates offered by various financial institutions for reasonableness. Based on this information, the Committee shall approve a rate. The rate of interest in effect when a loan is approved will remain in effect for the life of the loan.

         (d) Loan repayment for Employee Borrowers shall be made by payroll deduction except when a Borrower is on a leave of absence or transfers to a Non-Participating Company, in which case the loan repayment must be mailed to the Plan Administrator or its designated agent each month until active status is resumed. Payment must be made by cashier's check or money order, and made payable to the Plan. Lump sum repayment of a loan will be permitted at any time except that no lump sum repayment shall be permitted prior to six months following the date of the loan. Lump sum repayment shall not be made by payroll deduction, but shall be remitted in the form of cashier's check or money order to the Plan Administrator or its designated agent. All loan payments shall be transmitted to the Trustee as soon as practicable.

         (e) Notwithstanding subsection (d), lump sum repayment of a loan will be permitted prior to the end of the six-month period following the date of the loan by an Employee Borrower in the case of retirement or termination of employment with a Participating Company for any reason other than transfer to another Participating Company. Such repayment must be made by the last Friday which is a Valuation Date of the third calendar month following the Borrower's termination date. If the terminated Borrower does not repay the loan, the unpaid principal balance of the loan and any accrued interest shall be treated as a distribution.

         (f) The loan shall be payable in full on its maturity date. If a Borrower misses 6 payments, all remaining payments are accelerated and the entire outstanding balance becomes payable within 60 days after the sixth missed payment; if not repaid by then, the loan will go into default and the Borrower will not be permitted to borrow from the Plan again. The loan shall be payable in full when the Borrower dies, unless the Borrower is a Participant and his sole Beneficiary is his spouse, in which case the surviving spouse may repay the loan or the loan will be defaulted on the date the first distribution is made to the surviving spouse. The loan shall be payable in full at the end of the third month following the termination of the Borrower's employment with the Company and Related Companies. The loan shall be payable in full when the Plan terminates. The loan shall also be payable in full if the Company or Related Company receives notice from a court of bankruptcy that loan repayments are to be halted; if not repaid within the time frame established by the Committee, the loan shall be in default.

         (g) There shall be an administrative fee charged to a Borrower for each loan. The Committee shall have the power to modify the above rules or establish any additional rules with respect to loans extended pursuant to this Section. Such rules may be included in a separate document or documents and shall be considered a part of this Plan; provided, each rule and each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and Department of Labor and other applicable state or federal law. The Committee shall act in its sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.

         (h) Loan repayments will be suspended under this Plan as permitted under Code section 414(u).

         (i) When the Committee receives a signed order from a court that purports to be a QDRO, the Participant may not receive a loan under this Section until the Committee has finally disposed of the order. In addition, the Committee may temporarily freeze the availability of loans because a domestic relations order affecting the Participant is or may be in the process of becoming a QDRO.

11.11 - Top-Heavy Plan Requirements.
        ---------------------------

         For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section A.3 of Appendix A, attached hereto, and despite any other provisions of this Plan to the contrary, this Plan will be subject to the provisions of Appendix A.

11.12 - Voting Rights.
        -------------

         Within a reasonable time before each annual or special meeting of shareowners of U S WEST, there shall be sent to each Account Owner who has an investment in the U S WEST Shares Fund a copy of the proxy solicitation material for the meeting, together with a form requesting instructions for the Trustee on how to vote U S WEST Shares represented by Units credited to his Accounts. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. The Trustee shall maintain the instructions of each Account Owner in confidence. The Trustee shall vote U S WEST Shares for which it does not receive voting instructions, including U S WEST Shares held in a loan suspense account and any other unallocated U S WEST Shares, in the same proportion as the Trustee votes U S WEST Shares for which it does receive timely instructions; provided, however, that the Trustee, as to U S WEST Shares held in the U S WEST Shares Fund and the Combined Shares Fund, and any loan suspense account, shall in all events exercise voting obligations consistent with the Trustee's fiduciary duties under ERISA.

11.13 - Payments Due Minors or Incapacitated Persons.
        --------------------------------------------

         If any person entitled to a payment under the Plan is a minor, or if the Committee determines than any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Committee shall have the power to cause the payments becoming due to such person to be made to the legal guardian or conservator of such person, or if none, to a parent of a minor or the responsible adult with whom a minor maintains his residence or to the custodian for a minor under the Uniform Gifts to Minors Act (or Gift to Minors Act), if permitted by the laws of the state in which the minor resides. Payments made pursuant to such power shall operate as a complete discharge of the Trust, the Trustee, the Plan, Participating Companies, and the Committee.

                                   APPENDIX A
                                   ----------
                              TOP-HEAVY PROVISIONS
                              --------------------

         Section 11.11 of the Plan shall be construed in accordance with this Appendix A. Definitions in this Appendix A shall govern for the purposes of this Appendix A. Any other words and phrases used in this Appendix A, however, shall have the same meanings that are assigned to them under the Plan, unless the context clearly requires otherwise.

A.1 - General.
      -------

         This Appendix A shall be effective for Plan Years beginning on or after January 1, 1984. This Appendix A shall be interpreted in accordance with section 416 of the Code and the regulations thereunder.

A.2 - Definitions.
      -----------

         (a) The "Benefit Amount" for any Employee means (1) in the case of any defined benefit plan, the present value of his normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any defined contribution plan, the sum of the amounts credited, on the Determination Date, to each of the accounts maintained on behalf of such Employee (including accounts reflecting any nondeductible Employee contributions) under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date. For purposes of this Section, the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalence purposes, provided that, if more than one defined benefit plan is being aggregated for top-heavy purposes, the actuarial assumptions which shall be used for testing top-heaviness are those of the plan with the lowest interest assumption, provided further that if the lowest interest assumption is the same for two or more plans, the actuarial assumptions used shall be that of the plan with the greatest value of assets on the applicable date.

         (b) "Company" means any company (including unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Appendix A.

         (c) "Determination Date" means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

         (d) "Employees" means Employees, former Employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.

         (e) "Key Employee" means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

                  (1) one of the ten Employees of a Company having annual compensation from such Company of more than the limitation in effect under section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) both more than a 1/2% interest and the largest interests in such Company (if two Employees have the same interest the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

                  (2)      a 5% owner of a Company;

                  (3) a 1% owner of a Company who has an annual compensation above $150,000; or

                  (4) an officer of a Company having an annual compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (A) 50 Employees or (B) the greater of 3 Employees or 10% of the Company's Employees shall be treated as officers). For purposes of determining the number of Employees taken into account under this Section A.2(e)(4), Employees described in section 414(q)(8) of the Code shall be excluded.

         (f)      A "Non-Key Employee" means an Employee who is not a Key
Employee.

         (g) "Valuation Date" means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

         (h) A "Year of Service" shall be calculated using the Plan rules that normally apply for determining vesting service.

         These definitions shall be interpreted in accordance with section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference. The term "Key Employee" shall not include any officer or Employee of an entity referred to in section 414(d) of the Code. For the purpose of this subsection, "compensation" shall mean compensation as defined in section 414(q)(7) of the Code and shall be determined without regard to sections 125, 402(e)(3), 402(h)(1)(B) or, in the case of employer contributions made pursuant to a salary reduction agreement, section 403(b).

A.3 - Top-Heavy Definition.
      --------------------

         The Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the "top-heavy ratio" exceeds 60%. The top-heavy ratio is the sum of the Benefit Amounts for all Employees who are Key Employees divided by the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

         (a) The Benefit Amounts of all Non-Key Employees who were Key Employees during any prior Plan Year shall be disregarded.

         (b) The Benefit Amounts of all Employees who have not performed any services for any Company at any time during the five-year period ending on the Determination Date shall be disregarded; provided, however, if an Employee performs no services for five years and then again performs services, such Employee's Benefit Amount shall be taken into account.

         (c)      (1)      Required Aggregation. This calculation shall be made
by aggregating any plans, of the Company or a Related Company, qualified under section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the "aggregation group."

                  (2) Permissive Aggregation. The Company may also aggregate any such plan to the extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of section 401(a)(4) and section 410 of the Code.

         If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee's Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans. The aggregation group shall also include any terminated plan which covered a Key-Employee and which was maintained within the five-year period ending on the Determination Date.

         (d) This calculation shall be made in accordance with section 416 of the Code (including 416(g)(3)(B) and (g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference. For purposes of determining the accrued benefit of a Non-Key Employee who is a Participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

A.4 - Minimum Benefits or Contributions, Compensation Limitations, and Section
      ------------------------------------------------------------------------
      415 Limitations.
      ---------------

         If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

         (a)      (1)      Except to the extent not required by section 416 of
the Code or any other provision of law, notwithstanding any other provision of this Plan, if the Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other Employee required by section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of such Participant's compensation for such Plan Year (the "defined contribution minimum"). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For purposes of this subsection, a non-Key Employee shall be entitled to a contribution if he is employed on the last day of the Plan Year (A) regardless of his level of compensation, (B) without regard to whether he has made any mandatory contributions required under the Plan, and (C) regardless of whether he has less than 1,000 Hours of Service (or the equivalent) for the accrual computation period.

                  (2) Except to the extent not required by section 416 of the Code or any other provision of law, notwithstanding any other provisions of the Plan, if the Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (A) the Employee's average compensation for the five consecutive years when the Employee had the highest aggregate compensation and (B) the lesser of 2% per Year of Service or 20% (the "defined benefit minimum"). A Non-Key Employee shall not fail to accrue a benefit merely because he is not employed on a specified date or is excluded from participation because his compensation is less than a stated minimum or he fails to make mandatory Employee contributions. For purposes of calculating the defined benefit minimum, (A) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (B) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at normal retirement age. Benefits paid in any other form or time shall be the actuarial equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by section 416 of the Code or any other provisions of law, each Participant (other than Key Employees) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

                  (3) If a non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, he shall be entitled only to the minimum described in paragraph (1), except that for the purpose of paragraph (1) "3% (or, if lesser, the largest percentage allocated to any key Employee for the Plan Year)" shall be replaced by "5%". Notwithstanding the preceding sentence, if the accrual rate under the plan described in (2) would comply with this Section A.5 absent the modifications required by this Section, the minimum described in paragraph (1) above shall not be applicable.

         (b) For purposes of this Section, "compensation" shall mean all earnings included in the Employee's Form W-2 for the calendar year that ends within the Plan Year, not in excess of $150,000, as adjusted by the Secretary of the Treasury.

         (c)      (1)      Unless the Plan qualifies for an exception under
Section A.5(c)(2), "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction used in
Article IV of the Plan.

                  (2) A Plan qualifies for an exception from the rule of Section A.5(c)(1) if the Benefit Amount of all Employees who are Key Employees does not exceed 90% of the sum of the Benefit Amounts for all Employees and one of the following requirements is met:

                           (A)    A defined benefit minimum of 3% per Year of
Service (up to 30%) is provided;

                           (B)    For Participants covered only by a defined
contribution plan, a defined contribution minimum of 4% is provided;

                           (C)    For Participants covered by both types of
plans, benefits from the defined contribution minimum are comparable to the 3% defined benefit minimum;

                           (D)    The plan provides a floor offset where the
floor is a 3% defined benefit minimum; or

                           (E)    A defined contribution minimum of 7-1/2% of
compensation is provided for any non-Key Employee who is covered under both a defined benefit plan and a defined contribution plan (each of which is top-heavy) of a Company.